Filed Pursuant to Rule 433
                                                         File No.: 333-131400-01

                                       GG7

                      Structural and Collateral Term Sheet
                          $3,327,238,000 (approximate)

                   Greenwich Capital Commercial Funding Corp.,
                                  As Depositor

         Commercial Mortgage Pass-Through Certificates, Series 2006-GG7

                   Greenwich Capital Financial Products, Inc.
                         Goldman Sachs Mortgage Company
                       Sponsors and Mortgage Loan Sellers

                           Midland Loan Services, Inc.
                                 Master Servicer

                               LNR Partners, Inc.
                                Special Servicer

                                  June 23, 2006

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

   Goldman, Sachs & Co.                             [RBS GREENWICH CAPITAL LOGO]

                          Co-Lead Bookrunning Managers

Bear, Stearns & Co. Inc.                                     Merrill Lynch & Co.
Morgan Stanley                                               Wachovia Securities

GCCFC 2006-GG7

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

                              OFFERED CERTIFICATES
                                                           Approx. %                             Assumed
                                               Approx.    of Cut-off   Weighted                   Final
                               Certificate     Credit        Date      Average     Principal     Payment    Rate
  Class       S&P    Moody's     Balance       Support(1)   Balance     Life(2)    Window(2)     Date(2)    Type
  -----       ---    -------     -------       ----------   -------     -------    ---------     -------    ----

  A-1(3)      AAA     Aaa     $100,000,000       30.000%     2.769%     3.32    08/06 - 12/10   12/10       (6)

  A-2(3)      AAA     Aaa     $260,782,000       30.000%     7.221%     4.79    12/10 - 11/11   11/11       (6)

  A-3(3)      AAA     Aaa     $101,915,000       30.000%     2.822%     6.87    09/12 - 07/13   07/13       (6)

 A-AB(3)      AAA     Aaa     $125,000,000       30.000%     3.461%     7.44    11/11 - 09/15   09/15       (6)

  A-4(3)      AAA     Aaa    $1,845,339,000      30.000%    51.094%     9.67    09/15 - 06/16   06/16       (6)

 A-1-A(3)     AAA     Aaa      $95,123,000       30.000%     2.634%     9.39    08/06 - 06/16   06/16       (6)

   A-M        AAA     Aaa     $361,165,000       20.000%    10.000%     9.91    06/16 - 06/16   06/16       (6)

   A-J        AAA     Aaa     $261,845,000       12.750%     7.250%     9.92    06/16 - 07/16   07/16       (6)

    B         AA+     Aa1      $27,088,000       12.000%     0.750%     9.99    07/16 - 07/16   07/16       (6)

    C         AA      Aa2      $54,175,000       10.500%     1.500%     9.99    07/16 - 07/16   07/16       (6)

    D         AA-     Aa3      $27,087,000        9.750%     0.750%     9.99    07/16 - 07/16   07/16       (6)

    E         A+       A1      $22,573,000        9.125%     0.625%     9.99    07/16 - 07/16   07/16       (6)

    F          A       A2      $45,146,000        7.875%      1.250%     9.99    07/16 - 07/16   07/16       (6)


                            NON-OFFERED CERTIFICATES

                                                            Approx. %                             Assumed
                                                Approx.    of Cut-off   Weighted                   Final
                                Certificate     Credit        Date      Average     Principal     Payment    Rate
   Class      S&P    Moody's      Balance       Support(1)   Balance     Life(2)    Window(2)     Date(2)     Type
   -----      ---    -------      -------       ----------   -------     -------    ---------     -------     ----

   G(4)        A-      A3       $31,602,000       7.000%     0.875%       9.99    07/16 -  07/16  07/16     (6)

   H(4)       BBB+    Baa1      $45,145,000       5.750%     1.250%       9.99    07/16 -  07/16  07/16     (6)

   J(4)       BBB     Baa2      $40,632,000       4.625%     1.125%       9.99    07/16 -  07/16  07/16     (6)

   K(4)       BBB-    Baa3      $36,116,000       3.625%     1.000%       9.99    07/16 -  07/16  07/16     (6)

   L(4)       BB+      Ba1      $13,544,000       3.250%     0.375%       9.99    07/16 -  07/16  07/16     (6)

   M(4)        BB      Ba2      $18,058,000       2.750%     0.500%       9.99    07/16 -  07/16  07/16     (6)

   N(4)       BB-      Ba3      $18,058,000       2.250%     0.500%       9.99    07/16 -  07/16  07/16     (6)

   O(4)        B+      B1        $4,515,000       2.125%     0.125%       9.99    07/16 -  07/16  07/16     (6)

   P(4)        B       B2       $13,544,000       1.750%     0.375%       9.99    07/16 -  07/16  07/16     (6)
   Q(4)                B3
               B-                $9,029,000       1.500%     0.250%       9.99    07/16 -  07/16  07/16     (6)
   S(4)                NR
               NR               $54,175,137       0.000%     1.500%       9.99    07/16 -  07/16  07/16     (6)
 X(4, (5))    AAA      Aaa    $3,611,656,137       N/A         N/A         N/A         N/A        07/1      (5)

-------------------------------------------

(1) The credit support for the class A-1, class A-2, class A-3, class A-AB and class A-4 certificates is expressed in the aggregate.

(2) As of the cut-off date, the weighted average life, principal window and assumed final payment date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates and the other assumptions set forth under "Yield and Maturity Considerations--Yield Considerations" in the prospectus supplement.

(3) For purposes of making distributions on the class A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1-A certificates, the pool of mortgage loans will be deemed to consist of two distinct sub pools, sub-pool 1 and sub-pool 2. Sub-pool 1 will consist of 26 mortgage loans, representing approximately 97.4% of the initial mortgage pool balance and includes all mortgage loans other than 8 of the mortgage loans secured by multifamily properties. Sub-pool 2 will consist of 8 mortgage loans, representing 2.6% of the initial mortgage pool balance and includes all but 2 of the mortgage loans that are secured by multifamily properties.

(4) Not offered hereby. Any information provided herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(5) The class X certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the class X certificates as described in the prospectus supplement. The interest rate applicable to each component of the class X certificates for each payment date will be as specified in the prospectus supplement.

(6) For any distribution date, the pass-through rates on the class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q and class S certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii) or (iv) the rate specified in clause (ii) less a specified percentage.

GENERAL CHARACTERISTICS(1)

                                                                     Total Pool       Sub-Pool 1        Sub-Pool 2
                                                                     ----------       ----------        ----------
Initial mortgage pool balance.................................... $3,611,656,138  $3,516,533,007       $95,123,131
Number of mortgage loans.........................................           134              126                 8
Number of mortgaged properties...................................           197              189                 8
Percentage of investment grade shadow rated loans(2).............          5.5%             5.7%              0.0%
Percentage of pari passu loans...................................         14.8%            15.2%              0.0%
Weighted average underwritten debt-service-coverage                       1.36x            1.36x             1.32x
   ratio(3)(4)(5)................................................
Maximum underwritten debt-service-coverage ratio(3)(4)(5)........         2.78x            2.78x             1.54x
Minimum underwritten debt-service-coverage ratio(3)(4)(5)........         1.07x            1.07x             1.19x
Weighted average cut-off date loan-to-value ratio(3)(4)(5).......         71.7%            71.7%             73.3%
Maximum cut-off date loan-to-value ratio(3)(4)(5)................          6.1%            86.1%             85.7%
Minimum cut-off date loan-to-value ratio(3)(4)(5)................         47.4%            47.4%             69.9%
Average cut-off date principal balance...........................   $26,952,658      $27,908,992       $11,890,391
Maximum cut-off date principal balance...........................  $284,400,000     $284,400,000       $27,900,000
Minimum cut-off date principal balance...........................    $1,282,731       $1,282,731        $4,200,000
Weighted average mortgage interest rate(5).......................        5.957%           5.965%            5.657%
Maximum mortgage interest rate...................................        7.965%           7.965%            6.280%
Minimum mortgage interest rate...................................        4.940%           4.940%            5.475%
Percentage of initial pool balance of mortgage loans secured by mortgaged real properties occupied by a single tenant
   (certain of such single tenants may have one or more
   sub-tenants at such properties)...............................         17.6%            18.1%              N/A

-------------------------------------------
(1) Unless otherwise noted, the initial mortgage pool balance and all other financial and statistical information provided in this term sheet include the mortgage loans in the trust that are part of a split loan structure and secured by the Investcorp Retail Portfolio properties, the One New York Plaza property, the JP Morgan International Plaza I & II properties, the JQH Hotel Portfolio B2 properties, the Nemours Building property, the Towns of Riverside property, the Lackland Self Storage property and the Centra Portfolio properties (representing approximately 6.9%, 5.5%, 5.4%, 2.1%, 1.6%, 0.8%, 0.3% and 0.3%, respectively, of the initial mortgage pool balance, 7.1%, 5.7%, 5.5%, 2.2%, 1.7%, 0.0%, 0.3% and 0.3%, respectively of the initial sub-pool 1 balance and with respect to the Towns of Riverside mortgage loan, 29.3% of the initial sub-pool 2 balance) but do not include the related pari passu mortgage loans or subordinate mortgage loans that are outside the trust. If any of the mortgage loans is secured by multiple properties, a portion of the principal balance of that mortgage has been allocated to each of those properties as set forth in Annex A to the prospectus supplement. All percentages of initial mortgage pool balances herein are based on allocated loan amounts with respect to mortgage loans secured by multiple properties.

(2) One New York Plaza is an investment grade loan. Moody's and S&P have confirmed that this loan, in the context of its inclusion in the trust, has credit characteristics consistent with that of an obligation rated investment grade.

(3) For the purpose of calculating underwritten debt-service-coverage ratios and loan-to-value ratios in this term sheet, the cut-off date principal balance for each mortgage loan in a split loan structure (x) includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage loan that is outside the trust if those pari passu loans have been funded, and
     (y) excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

(4) With respect to the following mortgage loans, these calculations exclude earnouts, escrows or performance guarantees in the following amounts: Water Tower Place ($1,496,000), Balmoral Centre ($1,225,000), Commerce Centre ($677,431) and Six Quebec ($345,000).

(5) With respect to the mortgage loans secured by the Towns of Riverside property, the Alanza Brook Apartments property, the 1544 Old Alabama and 900 Holcomb Road properties and The Moorings property, which have interest rates that step up during the term of the mortgage loan, information with respect to the interest rates on the mortgage loans (including without limitation for purposes of calculating the weighted average mortgage interest rates and debt service coverage ratios) is presented in this term sheet as if the mortgage loans pay at their highest rates throughout the life of such loans (5.475%, 5.475%, 7.965% and 5.520%, respectively).

                                 PROPERTY TYPES

                  Number of          Aggregate        % of Initial                          Wtd. Avg.
                  Mortgaged        Cut-off Date       Mortgage Pool                      Cut-off Date LTV
Property Type     Properties     Principal Balance       Balance       Wtd. Avg. DSCR         Ratio
-------------   --------------   -----------------    -------------    --------------    ----------------
Office                      62      $1,725,100,105             47.8%            1.39x               69.6%
Retail                      93       1,256,778,232             34.8              1.31                74.9
Hospitality                 24         399,324,890             11.1              1.43                70.3
Multifamily                 10         150,123,131              4.2              1.28                72.6
Industrial                   5          43,215,720              1.2              1.32                72.2
Self-Storage                 2          29,503,909              0.8              1.29                77.1
Other                        1           7,610,152              0.2              1.31                74.2
                --------------   -----------------    -------------    --------------    ----------------
                           197      $3,611,656,138            100.0%             1.36x              71.7%
                ==============   =================    =============

                               PROPERTY LOCATIONS

                       Number of                             % of Initial                  Wtd. Avg.
                       Mortgaged      Aggregate Cut-off      Mortgage Pool    Wtd. Avg.   Cut-off Date
Property Location      Properties   Date Principal Balance      Balance         DSCR       LTV Ratio
--------------------   ----------   ----------------------   -------------    ---------   ------------
Texas                          39             $640,603,903            17.7%        1.35x          74.8%
New York                        6              506,050,000            14.0         1.38           61.3
California                     23              464,453,592            12.9         1.32           72.8
New Jersey                      4              264,100,000             7.3         1.52           76.6
District of Columbia            1              155,000,000             4.3         1.44           66.0
Florida                        12              140,421,901             3.9         1.46           69.7
Arizona                         8              125,990,000             3.5         1.23           72.7
Minnesota                       7              121,919,971             3.4         1.38           75.9
Puerto Rico                     1              120,000,000             3.3         1.42           79.5
Ohio                            3              113,985,145             3.2         1.24           79.4
Other States (1)               93              959,131,627            26.6         1.33           72.0
                       ----------   ----------------------   -------------    ---------   ------------
                              197           $3,611,656,138           100.0%        1.36x          71.7%
                       ==========   ======================   =============

-------------------------------------------
(1) Includes 29 states.

                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                   Aggregate Cut-off Date           % of Initial
Range of Cut-off Date Balances ($)   Number of Mortgage Loans         Principal Balance        Mortgage Pool Balance
----------------------------------   ------------------------         -----------------        ---------------------
     Less than 2,500,001                         9                       $16,838,285                     0.5%
     2,500,001 - 5,000,000                      20                        78,716,160                     2.2
     5,000,001 - 7,500,000                      14                        91,267,418                     2.5
     7,500,001 - 10,000,000                     16                       136,140,077                     3.8
     10,000,001 - 15,000,000                    16                       199,539,024                     5.5
     15,000,001 - 20,000,000                    14                       248,844,282                     6.9
     20,000,001 - 25,000,000                    12                       269,717,203                     7.5
     25,000,001 - 50,000,000                    17                       539,225,000                    14.9
     50,000,001 - 75,000,000                     2                       112,900,000                     3.1
     75,000,001 - 100,000,000                    6                       509,808,510                    14.1
     100,000,001 - 150,000,000                   2                       241,200,000                     6.7
     150,000,001 - 200,000,000                   5                       919,060,178                    25.4
     200,000,001 - 250,000,000                   1                       248,400,000                     6.9
                                     ------------------------         -----------------        ---------------------
                                               134                    $3,611,656,138                   100.0%
                                     ========================         =================        =====================

-------------------------------------------
The average Cut-off Date principal balance is $26,952,658.

                                 MORTGAGE RATES

                                                                   Aggregate Cut-off Date           % of Initial
    Range of Mortgage Rates (%)      Number of Mortgage Loans         Principal Balance        Mortgage Pool Balance
    ---------------------------      ------------------------         -----------------        ---------------------
          Less than 5.249                        2                   $   202,582,427                     5.6%
           5.250 - 5.499                         6                       148,343,787                     4.1
           5.500 - 5.749                        26                     1,051,019,283                    29.1
           5.750 - 5.999                        32                       623,661,774                    17.3
           6.000 - 6.249                        31                       943,439,614                    26.1
           6.250 - 6.499                        18                       226,016,474                     6.3
           6.500 - 6.749                         8                       155,956,129                     4.3
           6.750 - 6.999                         2                        24,469,652                     0.7
           7.000 - 7.249                         4                        45,966,997                     1.3
           7.250 - 7.499                         3                       109,100,000                     3.0
           7.500 - 7.749                         1                        58,600,000                     1.6
           7.750 - 7.999                         1                        22,500,000                     0.6
                                     ------------------------         -----------------        ---------------------
                                               134                    $3,611,656,138                   100.0%
                                     ========================         =================        =====================

-------------------------------------------
The weighted average mortgage rate is 5.957%. With respect to the mortgage loans secured by the Towns of Riverside property, the Alanza Brook Apartments property, the 1544 Old Alabama and 900 Holcomb Road properties and The Moorings property, which have interest rates that step up during the term of the mortgage loan, information with respect to the interest rates on the mortgage loans (including without limitation for purposes of calculating the weighted average mortgage interest rates and debt service coverage ratios) is presented in this term sheet as if the mortgage loans pay at their highest interest rates throughout the life of such mortgage loans (5.475%, 5.475%, 7.965% and 5.520%, respectively).

                          DEBT-SERVICE-COVERAGE RATIOS

                                                                   Aggregate Cut-off Date           % of Initial
          Range of DSCRs             Number of Mortgage Loans         Principal Balance        Mortgage Pool Balance
          --------------             ------------------------         -----------------        ---------------------
          Less than 1.10                         3                      $189,250,000                     5.2%
           1.10 - 1.1999                        18                       331,635,788                     9.2
           1.20 - 1.2999                        46                       821,741,005                    22.8
           1.30 - 1.3999                        28                       775,166,828                    21.5
           1.40 - 1.4999                        18                       995,432,860                    27.6
           1.50 - 1.7499                        13                       438,421,113                    12.1
           1.75 - 1.9999                         4                        37,338,893                     1.0
           2.00 - 2.4999                         3                        17,169,652                     0.5
           2.75 - 2.9999                         1                         5,500,000                     0.2
                                     ------------------------         -----------------        ---------------------
                                               134                    $3,611,656,138                   100.0%
                                     ========================         =================        =====================

-------------------------------------------
The weighted average debt-service-coverage ratio is 1.36x. With respect to the mortgage loans secured by the Towns of Riverside property, the Alanza Brook Apartments property, the 1544 Old Alabama and 900 Holcomb Road properties and The Moorings property, which have interest rates that step up during the term of the mortgage loan, information with respect to the interest rates on the mortgage loans (including without limitation for purposes of calculating the weighted average mortgage interest rates and debt service coverage ratios) is presented in this term sheet as if the mortgage loans pay at their highest interest rates throughout the life of such mortgage loans (5.475%, 5.475%, 7.965% and 5.520%, respectively).


                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

             Range of                                              Aggregate Cut-off Date           % of Initial
    Cut-off Date LTV Ratios (%)      Number of Mortgage Loans         Principal Balance        Mortgage Pool Balance
    ---------------------------      ------------------------         -----------------        ---------------------
          Less than 55.00                        6                      $281,219,652                     7.8%
           55.01 - 60.00                         6                        54,456,101                     1.5
           60.01 - 65.00                         9                       203,789,110                     5.6
           65.01 - 70.00                        29                       744,904,195                    20.6
           70.01 - 75.00                        34                       700,635,972                    19.4
           75.01 - 80.00                        43                     1,453,716,107                    40.3
           80.01 - 85.00                         4                       135,725,000                     3.8
           85.01 - 90.00                         3                        37,210,000                     1.0
                                     ------------------------         -----------------        ---------------------
                                               134                    $3,611,656,138                   100.0%
                                     ========================         =================        =====================

-------------------------------------------
The weighted average cut-off date loan-to-value ratio is 71.7%.

                               AMORTIZATION TYPES

                                                                   Aggregate Cut-off Date           % of Initial
         Amortization Type           Number of Mortgage Loans         Principal Balance        Mortgage Pool Balance
         -----------------           ------------------------         -----------------        ---------------------
Interest Only, Then Amortizing                  76                    $1,555,543,000                     43.1%
Interest Only                                   21                     1,401,569,000                     38.8
Amortizing                                      36                       627,544,138                     17.4
Interest Only, Then Amortizing,
   Then Hyperamortizing                          1                        27,000,000                      0.7
                                     ------------------------         -----------------        ---------------------
                                               134                    $3,611,656,138                    100.0%
                                     ========================         =================        =====================

                           ORIGINAL TERMS TO MATURITY

             Range of                                              Aggregate Cut-off Date           % of Initial
Original Terms to Maturity (months)  Number of Mortgage Loans         Principal Balance        Mortgage Pool Balance
-----------------------------------  ------------------------         -----------------        ---------------------
              0 - 60                            10                      $271,265,237                     7.5%
              61 - 96                            5                       117,200,000                     3.2
             109 - 122                         119                     3,223,190,900                    89.2
                                     ------------------------         -----------------        ---------------------
                                               134                    $3,611,656,138                   100.0%
                                     ========================         =================        =====================

-------------------------------------------
The weighted average original term to maturity is 114 months.

                           REMAINING TERMS TO MATURITY

        Range of Remaining                                         Aggregate Cut-off Date           % of Initial
    Terms to Maturity (months)       Number of Mortgage Loans         Principal Balance        Mortgage Pool Balance
    --------------------------       ------------------------         -----------------        ---------------------
              0 - 60                            10                      $271,265,237                      7.5%
              61 - 96                            5                       117,200,000                      3.2
             97 - 108                            2                         6,216,035                      0.2
             109 - 120                         117                     3,216,974,865                     89.1
                                     ------------------------         -----------------        ---------------------
                                               134                    $3,611,656,138                    100.0%
                                     ========================         =================        =====================

-------------------------------------------
The weighted average remaining term to maturity is 112 months.

                           ORIGINAL AMORTIZATION TERMS

         Range of Original                                         Aggregate Cut-off Date           % of Initial
    Amortization Terms (months)      Number of Mortgage Loans         Principal Balance        Mortgage Pool Balance
    ---------------------------      ------------------------         -----------------        ---------------------
           Interest Only                        21                    $1,401,569,000                     38.8%
             151 - 240                           2                         4,414,807                      0.1
             241 - 360                         109                     1,925,612,152                     53.3
             361 - 503                           2                       280,060,178                      7.8
                                     ------------------------         -----------------        ---------------------
                                               134                    $3,611,656,138                    100.0%
                                     ========================         =================        =====================

-------------------------------------------
The weighted average original amortization term is 358 months.

                       REMAINING STATED AMORTIZATION TERMS

        Range of Remaining                                         Aggregate Cut-off Date           % of Initial
    Amortization Terms (months)      Number of Mortgage Loans         Principal Balance        Mortgage Pool Balance
    ---------------------------      ------------------------         -----------------        ---------------------
           Interest Only                        21                    $1,401,569,000                     38.8%
             151 - 240                           2                         4,414,807                      0.1
             241 - 360                         109                     1,925,612,152                     53.3
             361 - 503                           2                       280,060,178                      7.8
                                     ------------------------         -----------------        ---------------------
                                               134                    $3,611,656,138                    100.0%
                                     ========================         =================        =====================

-------------------------------------------
The weighted average remaining amortization term is 357 months.

                                    LOCKBOXES

                                                                   Aggregate Cut-off Date           % of Initial
           Lockbox Type              Number of Mortgage Loans         Principal Balance        Mortgage Pool Balance
           ------------              ------------------------         -----------------        ---------------------
               Hard                             52                     $2,624,580,118                   72.7%
               Soft                              7                       $227,803,909                    6.3%
             Springing                           1                        $92,328,510                    2.6%

                                  ESCROW TYPES

                                                                   Aggregate Cut-off Date           % of Initial
          Escrow Type(1)             Number of Mortgage Loans         Principal Balance        Mortgage Pool Balance
          --------------             ------------------------         -----------------        ---------------------
TI/LC(2)                                        64                    $1,669,131,145                    55.2%
Real Estate Tax                                111                    $2,422,777,080                    67.1%
Insurance                                      107                    $2,421,293,043                    67.0%
Replacement Reserve                            101                    $2,132,727,258                    59.1%

-------------------------------------------
(1)  Includes initial and ongoing reserves and escrows.
(2) The statistical information for the TI/LC Reserve percentage of initial mortgage pool balance does not include mortgage loans secured by hospitality, multifamily, self-storage or other (parking) properties.


                          PREPAYMENT PROVISION SUMMARY

                                          Number of Mortgage   Aggregate Cut-off Date       % of Initial
Prepayment Type                                 Loans            Principal Balance      Mortgage Pool Balance
---------------------------------------   ------------------   ----------------------   ---------------------
Lockout/Defeasance                                       115           $3,278,118,665                    90.8%
Lockout/Defeasance or Yield Maintenance                    5              159,375,374                     4.4
Lockout/Greater of Percentage or Yield                    12              141,822,098                     3.9
Maintenance
Greater of YM and Declining Fee                            2               32,340,000                     0.9
                                          ------------------   ----------------------   ---------------------
                                                         134           $3,611,656,138                   100.0%
                                          ==================   ======================   =====================


                   PREPAYMENT PROVISION SUMMARY FOR SUB-POOL 1

                                          Number of Mortgage   Aggregate Cut-off Date      % of Initial
Prepayment Type                                 Loans            Principal Balance      Sub-Pool 1 Balance
---------------------------------------   ------------------   ----------------------   ------------------
Lockout/Defeasance                                       108           $3,191,335,534                 90.8%
Lockout/Defeasance or Yield Maintenance                    5              159,375,374                  4.5
Lockout/Greater of Percentage or Yield                    12              141,822,098                  4.0
Maintenance
Greater of YM and Declining Fee                            1               24,000,000                  0.7
                                          ------------------   ----------------------   ------------------
                                                         134           $3,516,533,007                100.0%
                                          ==================   ======================   ==================


                   PREPAYMENT PROVISION SUMMARY FOR SUB-POOL 2

                                  Number of Mortgage   Aggregate Cut-off Date      % of Initial
Prepayment Type                         Loans            Principal Balance      Sub-Pool 2 Balance
-------------------------------   ------------------   ----------------------   ------------------
Lockout/Defeasance                                 7              $86,783,131                 91.2%
Greater of YM and Declining Fee                    1                8,340,000                  8.8
-------------------------------   ------------------   ----------------------   ------------------
                                                   8              $95,123,131                100.0%
-------------------------------   ==================   ======================   ==================


                        MORTGAGE POOL PREPAYMENT PROFILE

                                                         % of
                                      Aggregate       Remaining     % of Remaining
                                      Beginning     Mortgage Pool    Mortgage Pool
                                     Principal         Balance         Balance -     % of Remaining
                    Months Since       Balance        -Lockout/          Yield        Mortgage Pool
   Date             Cut-off Date    (millions)(1)   Defeasance(2)   Maintenance(3)   Balance - Open        % Total
-----------         ------------    -------------   -------------   --------------   --------------        -------
August 2006                 1         $3,612              99.1%           0.9%              0.0%            100.0%
August 2007                13         $3,605              99.1%           0.9%              0.0%            100.0%
August 2008                25         $3,595              91.5%           8.5%              0.0%            100.0%
August 2009                37         $3,579              91.5%           8.5%              0.0%            100.0%
August 2010                49         $3,557              91.1%           7.9%              1.0%            100.0%
August 2011                61         $3,266              92.1%           7.6%              0.2%            100.0%
August 2012                73         $3,231              92.0%           7.7%              0.4%            100.0%
August 2013                85         $3,095              92.0%           8.0%              0.0%            100.0%
August 2014                97         $3,062              92.0%           8.0%              0.0%            100.0%
August 2015               109         $3,021              89.4%           8.0%              2.6%            100.0%
August 2016               121             $0               0.0%           0.0%              0.0%              0.0%

-------------------------------------------
(1) Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity and that all earnout amounts were released to the borrower. Otherwise calculated based on maturity assumptions to be set forth in the prospectus supplement.
(2) Includes the mortgage loan secured by the Alpine Valley Center property, representing approximately 0.3% of the initial mortgage pool balance and 0.4% of the initial Sub-Pool 1 Balance, which provides for a lockout period followed by a period where defeasance is allowed and in addition, in connection with a partial release of the mortgaged property, provides for partial defeasance or partial prepayment with the payment of a yield maintenance premium.
(3) Includes (a) twelve mortgage loans that provide for prepayment with the payment of the greater of a specified percentage and a yield maintenance premium, (b) five mortgage loans that provide for defeasance or prepayment with the payment of the greater of a specified percentage and a yield maintenance premium, and (c) two mortgage loans that provide for prepayment with the payment of the greater of a fee that declines to zero over the life of the mortgage loan and a yield maintenance premium.

                          SUB-POOL 1 PREPAYMENT PROFILE

                                                         % of
                                      Aggregate       Remaining     % of Remaining
                                      Beginning       Sub-Pool 1      Sub-Pool 1
                                     Principal         Balance         Balance -      % of Remaining
                    Months Since       Balance        -Lockout/          Yield         Sub-Pool 1
    Date            Cut-off Date    (millions)(1)   Defeasance(2)   Maintenance(3)   Balance - Open      % Total
-----------         ------------    -------------   -------------   --------------   --------------      -------
August 2006                 1         $3,517              99.3%           0.7%              0.0%          100.0%
August 2007                13         $3,510              99.3%           0.7%              0.0%          100.0%
August 2008                25         $3,500              91.5%           8.5%              0.0%          100.0%
August 2009                37         $3,484              91.5%           8.5%              0.0%          100.0%
August 2010                49         $3,462              91.1%           7.9%              1.0%          100.0%
August 2011                61         $3,172              92.2%           7.6%              0.2%          100.0%
August 2012                73         $3,137              92.0%           7.6%              0.4%          100.0%
August 2013                85         $3,006              92.1%           7.9%              0.0%          100.0%
August 2014                97         $2,974              92.0%           8.0%              0.0%          100.0%
August 2015               109         $2,935              89.3%           8.0%              2.7%          100.0%
August 2016               121             $0               0.0%           0.0%              0.0%            0.0%

-------------------------------------------
(1) Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity and that all earnout amounts were released to the borrower. Otherwise calculated based on maturity assumptions to be set forth in the prospectus supplement.
(2) Includes the mortgage loan secured by the Alpine Valley Center property, representing approximately 0.3% of the initial mortgage pool balance and 0.4% of the initial Sub Pool 1 Balance, which provides for a lockout period followed by a period where defeasance is allowed and in addition, in connection with a partial release of the mortgaged property, provides for partial defeasance or partial prepayment with the payment of a yield maintenance premium.
(3) Includes (a) twelve mortgage loans that provide for prepayment with the payment of the greater of a specified percentage and a yield maintenance premium, (b) five mortgage loans that provide for defeasance or prepayment with the payment of the greater of a specified percentage and a yield maintenance premium, and (c) one mortgage loans that provide for prepayment with the payment of the greater of a fee that declines to zero over the life of the mortgage loan and a yield maintenance premium.

                          SUB-POOL 2 PREPAYMENT PROFILE

                                                         % of
                                      Aggregate       Remaining     % of Remaining
                                      Beginning       Sub-Pool 2      Sub-Pool 2
                                      Principal         Balance        Balance -     % of Remaining
                    Months Since       Balance        -Lockout/          Yield         Sub-Pool 1
      Date          Cut-off Date    (millions)(1)     Defeasance    Maintenance(2)   Balance - Open      % Total
------------        ------------    -------------     ----------    --------------   --------------      -------
August 2006                 1            $95              91.2%           8.8%              0.0%          100.0%
August 2007                13            $95              91.2%           8.8%              0.0%          100.0%
August 2008                25            $95              91.2%           8.8%              0.0%          100.0%
August 2009                37            $95              91.3%           8.7%              0.0%          100.0%
August 2010                49            $95              91.4%           8.6%              0.0%          100.0%
August 2011                61            $94              91.5%           8.5%              0.0%          100.0%
August 2012                73            $94              91.6%           8.4%              0.0%          100.0%
August 2013                85            $89              91.3%           8.7%              0.0%          100.0%
August 2014                97            $88              91.3%           8.7%              0.0%          100.0%
August 2015               109            $86              91.3%           8.7%              0.0%          100.0%
August 2016               121             $0               0.0%           0.0%              0.0%            0.0%

-------------------------------------------
(1) Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity and that all earnout amounts were released to the borrower. Otherwise calculated based on maturity assumptions to be set forth in the prospectus supplement.
(2) Includes one mortgage loan that provides for prepayment with the payment of the greater of a fee that declines to zero over the life of the mortgage loan and a yield maintenance premium.

GCCFC 2006-GG7

TRANSACTION TERMS
-----------------------------------------------------------------------------------------------

Issue Type................... Sequential Pay REMIC

Cut-off Date................. All mortgage loan characteristics are based on balances as of the relevant cut-off date after application of all payments due on or before that date (whether or not received).  The cut-off date for each mortgage loan that pays in July 2006 will be its payment date in July.  The cut-off date for any other mortgage loan will be July 6, 2006.  All percentages presented herein are approximate.

Mortgage Pool................ The mortgage pool consists of 134 mortgage loans with an aggregate cut-off date balance of $3,611,656,138 subject to a variance of +/- 5%.  The mortgage loans are secured by 197 mortgaged real properties located throughout 37 states,
                              Washington, D.C. and Puerto Rico.  For purposes of making
                              distributions on the class A-1, class A-2, class A-3,
                              class A-AB, class A-4 and class A-1-A certificates, the pool of mortgage loans will be deemed to consist of two distinct sub pools, sub-pool 1 and sub-pool 2.  Sub-pool 1 will consist of
                              126 mortgage loans, representing approximately 97.4% of the initial mortgage pool balance and includes all mortgage loans other than 8 of the mortgage loans secured by multifamily
                              properties.  Sub-pool 2 will consist of 8 mortgage loans,
                              representing 2.6% of the initial mortgage pool balance and includes all but 2 of the mortgage loans that are secured by multifamily properties.

Depositor.................... Greenwich Capital Commercial Funding Corp.

Mortgage Loan Sellers and
  Sponsors................... Greenwich Capital Financial Products, Inc. and
                              Goldman Sachs Mortgage Company

Underwriters................. Goldman, Sachs & Co. and Greenwich Capital
                              Markets, Inc. as Co-Lead Bookrunning Managers

                              Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith
                              Incorporated, Morgan Stanley & Co. Incorporated and Wachovia
                              Capital Markets, LLC, as Co-Managers

Trustee...................... LaSalle Bank National Association

Master Servicer.............. Midland Loan Services, Inc.

Special Servicer............. LNR Partners, Inc.

Rating Agencies.............. Moody's Investors Service, Inc. and Standard and Poor's Ratings
                              Services, a division of The McGraw-Hill Companies, Inc.

Denominations................ $25,000 minimum for the offered certificates.

Closing Date................. On or about July 12, 2006.

Settlement Terms............. Book-entry through DTC for all offered certificates.

Determination Date........... The sixth day of each month, or if such sixth day is not a business day, the next succeeding business day.

Payment Date................. The tenth day of each month, or if such tenth day is not a business day, the next succeeding business day, provided that the payment date will be at least four business days following the determination date.

Interest Distributions....... Each class of offered certificates will be entitled on each payment date to interest accrued at its
                              pass-through rate for such payment date on the
                              outstanding certificate balance of such class during the
                              prior calendar month. Interest on the offered
                              certificates will be calculated on the basis of twelve
                              30-day months and a 360-day year. Generally, interest
                              will be distributed concurrently on each payment date to
                              the class A-1, class A-2, class A-3, class A-AB, class
                              A-4, class A-1-A and class X certificates in the manner
                              set forth in the previous sentence, as follows: (a) to
                              the extent of available funds attributable to mortgage
                              loans in sub-pool 1 and/or sub-pool 2, to the class X
                              certificates, (b) to the extent of available funds
                              attributable to mortgage loans in sub-pool 1, to the
                              class A-1, class A-2, class A-3, class A-AB and class
                              A-4 certificates and (c) to the extent of available
                              funds attributable to the mortgage loans in sub-pool 2,
                              to the class A-1-A certificates, in each case up to the
                              amount such class is entitled. If interest related to
                              either sub-pool 1 or sub-pool 2 is insufficient to pay
                              interest on class A-1, class A-2, class A-3, class A-AB,
                              class A-4, class A-1-A and class X certificates in the
                              manner set forth in the previous sentence, interest
                              related to the entire mortgage pool will be used to pay
                              interest on those certificates on a pro rata basis.
                              After the class A-1, class A-2, class A-3, class A-AB,
                              class A-4, class A-1-A and class X certificates are paid
                              all amounts to which they are entitled, interest will be
                              distributed, to the extent of available funds related to
                              the entire mortgage pool, to the class A-M through class
                              S certificates in sequential order of class designations.

Principal Distributions...... Generally, distributions of principal received with respect to the mortgage loans in sub-pool 1 will be
                              distributed on each payment date, to the extent of
                              available funds, to the class A-AB certificates in
                              reduction of their certificate balance to the planned
                              certificate balance for such payment date, then to the
                              class A-1, class A-2, class A-3, class A-AB and class
                              A-4 certificates, in that order, until the certificate
                              balance of each class has been reduced to zero, and then
                              to the class A-1-A certificates until their certificate
                              balance is reduced to zero. Generally, distributions of
                              principal with respect to the mortgage loans in sub-pool
                              2 will be distributed on each payment date, to the
                              extent of available funds, to the class A-1-A
                              certificates until their certificate balance is reduced
                              to zero, then to the class A-AB certificates in
                              reduction of their certificate balance to the planned
                              certificate balance for such payment date and then to
                              the class A-1, class A-2, class A-3, class A-AB and
                              class A-4 certificates, in that order, until the
                              certificate balance of each class has been reduced to
                              zero. After the class A-1, class A-2, class A-3, class
                              A-AB, class A-4 and class A-1-A certificates are paid
                              all principal amounts to which they are entitled, the
                              remaining available funds for the entire mortgage pool
                              will be distributed to the class A-M through class S
                              certificates sequentially until the certificate balance
                              of each class is reduced to zero. If, due to losses, the
                              certificate balances of the class A-M through class S
                              certificates are reduced to zero, payments of principal
                              to the class A-1, class A-2, class A-3, class A-AB,
                              class A-4 and class A-1-A certificates will be made on a
                              pro rata basis.

Losses....................... Realized losses and additional trust fund expenses, if any, will be allocated to the class
                              S, class Q, class P, class O, class N, class M,
                              class L, class K, class J, class H, class G, class
                              F, class E, class D, class C, class B, class A-J
                              and class A-M certificates, in that order, and
                              then, pro rata, to the class A-1, class A-2, class
                              A-3, class A-AB, class A-4 and class A-1-A
                              certificates.

Prepayment Premiums and
  Yield Maintenance Charges.. Any prepayment premiums or yield maintenance charges collected will be distributed to certificateholders on
                              the payment date following the collection period in
                              which the prepayment occurred. On each payment date, the
                              holders of any class of offered certificates and class
                              G, class H, class J and class K certificates that are
                              then entitled to principal distributions will be
                              entitled to a portion of prepayment premiums or yield
                              maintenance charges in an amount equal to the product of
                              (a) the amount of the prepayment premiums or yield
                              maintenance charges net of workout fees and liquidation
                              fees payable from the relevant mortgage loan, multiplied
                              by (b) a fraction, the numerator of which is equal to
                              the excess, if any, of the pass-through rate for that
                              class of certificates over the relevant discount rate,
                              and the denominator of which is equal to the excess, if
                              any, of the mortgage interest rate of the prepaid
                              mortgage loan over the relevant discount rate,
                              multiplied by (c) (A) with respect to any class A-1,
                              class A-2, class A-3, class A-AB, class A-4 and class
                              A-1-A certificates, a fraction, the numerator of which
                              is equal to the amount of principal from the sub-pool of
                              which the mortgage loan is a part payable to that class
                              of certificates on that payment date, and the
                              denominator of which is the portion of the Total
                              Principal Payment Amount from the sub-pool of which the
                              mortgage loan is a part for that payment date, and (B)
                              with respect to any class A-M, class A-J, class B, class
                              C, class D, class E, class F, class G, class H, class J
                              and class K certificates, a fraction, the numerator of
                              which is equal to the amount of principal payable to
                              that class of certificates on that payment date, and the
                              denominator of which is the Total Principal Payment
                              Amount for that payment date.

                              The portion, if any, of the prepayment premiums or yield maintenance charges remaining after any payments described above will be distributed to the holders of the class X certificates.

Advances..................... The master servicer and, if it fails to do so, the trustee and, if it fails to do so, the fiscal
                              agent, will be obligated to make P&I advances and
                              servicing advances, including delinquent property
                              taxes and insurance, but only to the extent that
                              such advances are deemed recoverable and in the
                              case of P&I advances, subject to appraisal
                              reductions that may occur. For some of the
                              mortgage loans that are part of a split loan
                              structure, the master servicer or special servicer
                              of another securitization may make servicing
                              advances for the loans included in our trust.

Appraisal Reductions......... An appraisal reduction generally will be created in the amount, if any, by which the principal balance of a
                              required appraisal loan (plus other amounts overdue or
                              advanced in connection with such loan) exceeds 90% of
                              the appraised value of the related mortgaged property
                              plus certain escrows and reserves (including letters of
                              credit) held with respect to the mortgage loan. As a
                              result of calculating an appraisal reduction amount for
                              a given mortgage loan, the interest portion of any P&I
                              advance for such loan will be reduced, which will have
                              the effect of reducing the amount of interest available
                              for distribution to the certificates in reverse
                              alphabetical order of the classes. A required appraisal
                              loan will cease to be a required appraisal loan when the
                              related mortgage loan has been brought current for at
                              least three consecutive months and no other
                              circumstances exist which would cause such mortgage loan
                              to be a required appraisal loan.

Optional Termination......... The depositor, master servicer, the special servicer and certain certificateholders will have the option to
                              terminate the trust, in whole but not in part, and
                              purchase the remaining assets of the trust on or after
                              the payment date on which the stated principal balance
                              of the mortgage loans then outstanding is less than 1.0%
                              of the initial mortgage pool balance. Such purchase
                              price will generally be at a price equal to the unpaid
                              aggregate principal balance of the mortgage loans (or
                              fair market value in the case of REO Properties), plus
                              accrued and unpaid interest and certain other additional
                              trust fund expenses, as described in the prospectus
                              supplement. In addition, after the certificate balance
                              of the class A-1 through class F certificates has been
                              reduced to zero, the trust may also be terminated, if
                              all of the remaining series 2006-GG7 certificates
                              (excluding class R-I, class R-II and class V) are held
                              by a single certificateholder. At that time, the single
                              certificateholder may exchange all of the then
                              outstanding series 2006-GG7 certificates (excluding
                              class R-I, class R-II and class V) for the mortgage
                              loans remaining in the trust.

Controlling Class............ The holders of the most subordinate class of series 2006-GG7 certificates then outstanding, other than the class X,
                              class R-I, class R-II and class V certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance will be the controlling class;
                              provided, however, with respect to certain issues related to the mortgage loans that are part of a split structure, the holder of the majority interest of the related subordinated or pari passu companion loan may have certain rights to direct the special servicer with respect to servicing matters or replace the special servicer, as described in the prospectus supplement.

Tenants...................... References in this term sheet to the rating of a tenant may refer to the rating of a parent of the
                              actual tenant and the rated entity may not be a
                              party to that lease or guarantee the lease.

ERISA........................ The offered certificates are expected to be ERISA eligible.

SMMEA........................ The class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-J,
                              class B, class C and class D certificates are
                              expected to be "mortgage-related securities" for
                              the purposes of SMMEA so long as they remain rated
                              in one of the two highest rating categories by a
                              nationally recognized statistical rating
                              organization.

None of the offered certificates or the mortgage loans included in the trust are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by The Royal Bank of Scotland plc, the depositor, the underwriters, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, or any other party.

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS
--------------------------------------------------------------------------------

                           Ten Largest Mortgage Loans

                                                                    % of
                                                     Cut-off      Initial                                            Cut-Off
                                      Mortgaged        Date       Mortgage             Property     Loan              Date
                                         Real       Principal       Pool     Property    Size    Balance Per           LTV
Loan Name                             Properties     Balance      Balance      Type      (SF)      SF/Room    DSCR    Ratio
------------------------------------  ----------  --------------  --------   --------  --------  -----------  -----  -------
Investcorp Retail Portfolio                   29    $248,400,000       6.9%   Retail   2,798,308     $111.57  1.45x     76.9%
One New York Plaza                             1     200,000,000       5.5    Office   2,416,887     $165.50  1.39x     50.0%
JP Morgan International Plaza I & II           1     194,060,178       5.4    Office    756,851      $256.40  1.33x     72.4%
55 Corporate Drive                             1     190,000,000       5.3    Office    669,704      $283.71  1.57x     76.0%
350 Madison Avenue                             1     180,000,000       5.0    Office    383,927      $468.84  1.40x     69.2%
Portals I                                      1     155,000,000       4.3    Office    475,975      $325.65  1.44x     66.0%
Pacific Center                                 1     121,200,000       3.4    Office    438,960      $276.11  1.22x     78.2%
Montehiedra Town Center                        1     120,000,000       3.3    Retail    540,490      $222.02  1.42x     79.5%
The Strip                                      1      92,328,510       2.6    Retail    782,611      $117.97  1.18x     79.4%
Johnson Medical Office Portfolio              13      91,730,000       2.5    Office    787,586      $116.47  1.69x     64.2%
                                      ----------  --------------  --------                                    -----  -------
                                              50  $1,592,718,688      44.1%                                   1.41x     70.6%
                                      ==========  ==============  ========

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - INVESTCORP RETAIL PORTFOLIO
--------------------------------------------------------------------------------

                 Property Information                                      Mortgage Loan Information
Number of Mortgaged Real Properties                 29       Originator                                           GSCMC
Location (City/State)                   Various, Texas       Cut-off Date Principal Balance                $248,400,000
Property Type                                   Retail       Cut-off Date Principal Balance PSF/Unit            $111.57
Size (sf)                                    2,798,308       Percentage of Initial Mortgage Pool Balance           6.9%
Percentage Leased as of February 1, 2006         92.8%       Number of Mortgage Loans                                 1
Year Built                                     Various       Type of Security                                Fee Simple
Appraisal Value                           $406,100,000       Mortgage Rate                                       5.734%
Underwritten Occupancy                           92.6%       Original Term to Maturity (Months)                     119
Underwritten Revenues                      $40,358,146       Original Amortization Term (Months)          Interest Only
Underwritten Total Expenses                $12,174,094       Cut-off Date LTV Ratio(1)                            76.9%
Underwritten Net Operating Income (NOI)    $28,184,052       LTV Ratio at Maturity(1)                             75.6%
Underwritten Net Cash Flow (NCF)           $26,368,518       Underwritten DSCR on NOI(1)                          1.55x
                                                             Underwritten DSCR on NCF(1)                          1.45x

(1) The Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten DSCR on NOI and Underwritten DSCR on NCF are calculated based on the Investcorp Retail Portfolio Whole Loan. The annual debt service on the Investcorp Retail Portfolio Companion Loan is calculated using a LIBOR assumption of 5.18%.

o The Loan. The mortgage loan (the "Investcorp Retail Portfolio Loan") is evidenced by a single fixed rate note and is secured by six first mortgages encumbering 29 retail properties located in Texas (the "Investcorp Retail Portfolio Properties"). The Investcorp Retail Portfolio Loan was originated on April 25, 2006 by Goldman Sachs Commercial Mortgage Capital, L.P. and was subsequently purchased by Goldman Sachs Mortgage Company. The Investcorp Retail Portfolio Loan represents approximately 6.9% of the initial mortgage pool balance, had an original principal balance of $248,400,000, has an outstanding principal balance as of the cut-off date of $248,400,000 and has an interest rate of 5.734%. The fixed rate note evidencing the Investcorp Retail Portfolio Loan is divided into two components, a senior fixed rate component, having an initial principal balance of $125,400,000 (the "Senior Investcorp Fixed Rate Component"), and a subordinate fixed rate component, having an initial principal balance of $123,000,000 (the "Subordinate Investcorp Fixed Rate Component"). The Senior Investcorp Fixed Rate Component is pari passu with the Investcorp Retail Portfolio Companion Loan. The proceeds from the Investcorp Retail Portfolio Loan, together with the Investcorp Retail Portfolio Companion Loan, were used to finance the acquisition of the Investcorp Retail Portfolio Properties.

      The Investcorp Retail Portfolio Loan is the fixed rate portion of a whole mortgage loan with an original principal amount of $312,200,000 (the "Investcorp Retail Portfolio Whole Loan"). The companion loan to the Investcorp Retail Portfolio Loan is a floating rate loan evidenced by a separate floating rate note with an interest rate of LIBOR + 0.60% per annum and an outstanding principal balance as of the cut-off date of $63,800,000 (the "Investcorp Retail Portfolio Companion Loan"). The maturity date of the Investcorp Retail Portfolio Companion Loan is initially the payment date in April 2008 subject to three one-year extension options. The Investcorp Retail Portfolio Companion Loan will not be an asset of the trust. The Investcorp Retail Portfolio Loan and the Investcorp Retail Portfolio Companion Loan (collectively, the "Investcorp Retail Portfolio Loan Group") are governed by an intercreditor agreement, as described in the prospectus supplement under "Description of the Mortgage Pool-Split Loan Structure" and will be serviced pursuant to the terms of the 2006-GG7 pooling and servicing agreement.

      Amounts received in respect of interest on the Investcorp Retail Portfolio Whole Loan during an event of default will be applied first to the Senior Investcorp Fixed Rate Component and the Investcorp Retail Portfolio Companion Loan, pro-rata and on a pari passu basis in proportion to the respective amounts of interest then due and payable, and second to the Subordinate Investcorp Fixed Rate Component. Amounts received in respect of principal on the Investcorp Retail Portfolio Whole Loan during an event of default, the net proceeds of the collateral securing the Investcorp Retail Portfolio Whole Loan, the net proceeds of casualty and title insurance policies and awards from condemnation will be applied first to the reduction of the principal balance of the Senior Investcorp Fixed Rate Component and the principal balance of the Investcorp Retail Portfolio Companion Loan, pro-rata and on a pari passu basis in proportion to their respective then outstanding principal balances, and then to the reduction of the principal balance of the Subordinate Investcorp Fixed Rate Component. Losses on the Investcorp Retail Portfolio Whole Loan shall be allocated initially to the Subordinate Investcorp Fixed Rate Component. Any loss in excess of the Subordinate Investcorp Fixed Rate Component balance, which is initially $123,000,000, shall be allocated to the Senior Investcorp Fixed Rate Component and the Investcorp Retail Portfolio Companion Loan pro-rata based on the then outstanding balances on the Senior Investcorp Fixed Rate Component and the Investcorp Retail Portfolio Companion Loan.

-------------------------------------------------------------------------------
                                     |         Investcorp Retail
    Senior Investcorp Fixed          |       Portfolio Companion
     Rate Component                  |    Loan (floating rate note)
        $125,400,000                 |           $63,800,000
       Rate = 5.734%                 |         Rate = LIBOR = .60%
-------------------------------------------------------------------------------

                  Subordinate Investcorp Fixed Rate Component
                                  $123,000,000
                                 Rate = 5.734%

-------------------------------------------------------------------------------

      The Investcorp Retail Portfolio Loan has an initial term of 119 months and has a remaining term of 117 months. The scheduled maturity date is the payment date in April 2016. Voluntary prepayment of the Investcorp Retail Portfolio Loan is prohibited until the payment date in January 2016. Defeasance and release of one or more of the Investcorp Retail Portfolio Properties are permitted with respect to the Investcorp Retail Portfolio Loan as described under "Defeasance and Release of Properties" below.

o The Properties. The Investcorp Retail Portfolio Properties consist of 29 retail properties. The Investcorp Retail Portfolio Properties are located in the three largest metropolitan areas in Texas, with 15 shopping centers located in Houston (approximately 1,575,241 sf), 11 shopping centers in Dallas (approximately 859,533 sf) and 3 shopping centers in San Antonio (approximately 363,534 sf).

      Westgate Marketplace is an approximately 300,707 sf grocery-anchored retail property. The Westgate Marketplace Property is located within the northeast quadrant of Interstate 10 and Fry Road and lies within the Southwest submarket of Houston. Built in 2000, the property is approximately 97.9% occupied with 25 tenants including Kohl's, HEB Grocery, and Oshman's Sporting Goods. According to the appraisal, the Westgate Marketplace Property's five-mile trade area has an average household income of approximately $86,900 and a population of approximately 138,845.

      Market at First Colony is an approximately 107,301 sf grocery, shadow-anchored retail property. The Market at First Colony Property is located at the northeast corner of Williams Trace Boulevard and State Highway 6 South. Built in 1988, the property is approximately 96.5% occupied with 34 tenants including Kroger, T.J. Maxx and Sprint. According to the appraisal, the Market at First Colony Property's five-mile trade area has an average household income of approximately $99,445 and a population of approximately 179,676.

      Village at Blanco is an approximately 108,325 sf grocery-anchored retail property. The Village at Blanco Property is located on the south side feeder road of Loop 1604 at Blanco Road, approximately two miles west of McAllister Freeway, in the North Central sector of San Antonio, Texas. Built in 2000, the property is approximately 100.0% occupied with 16 tenants including HEB Grocery, Hollywood Video and Sprint PCS. According to the appraisal, the Village at Blanco Property's five-mile trade area has an average household income of approximately $94,428 and a population of approximately 149,233.

      The following table presents certain information relating to the Investcorp Retail Portfolio Properties:


                                                       Whole Loan
                                         Allocated      Allocated     Year
     Property Name           City       Loan Amount    Loan Amount     Built   Square Feet   Occupancy    Anchor(s)
----------------------    -----------  ------------   ------------    -----    ----------    ---------   ------------
Westgate Marketplace      Houston      $32,276,644    $40,566,700      2000      300,707        97.9%    HEB Grocery,
                                                                                                         Office Max,
                                                                                                         Kohl's
Market At First Colony    Sugar Land    16,107,570     20,244,700      1988      107,301        96.5%    Kroger, T.J.
                                                                                                         Maxx
Village At Blanco         San Antonio   15,538,049     19,528,900      2000      108,325       100.0%    HEB Grocery
Copperfield Crossing      Houston       14,263,268     17,926,700      1987      133,985        97.1%
Mason Park                Katy          12,603,237     15,840,300      1985      160,047        96.9%    Kroger
Bandera Festival          San Antonio   11,896,228     14,951,700      1989      195,438        93.6%    Beall's
Grogan's Mill(1)          Spring        11,681,086     14,681,300      1986      118,517        95.2%    Randall's
                                                                                                         (Subleased)
Creekside Plaza           Arlington     10,543,713     13,251,800      1996      103,464       100.0%    Kroger
Shopping Center
Southlake Village         Southlake     10,521,116     13,223,400      1996      118,092        87.1%    Kroger
Townsend Square           DeSoto         8,730,043     10,972,300      1985      144,234        84.5%    Beall's
Highland Square           Sugar Land     8,545,612     10,740,500      1982       64,171        99.7%
Forestwood                Spring         8,361,182     10,508,700      1993       88,760        93.4%    Kroger
Steeplechase              Houston        8,299,679     10,431,400      1985      105,152        89.0%    Randall's
Spring Shadows            Houston        7,992,322     10,045,100      1998      106,995        94.9%    HEB Grocery
Mission Bend(2)           Houston        7,316,024      9,195,100      1979      131,575        78.3%    Randall's
                                                                                                         (Dark)
Sterling Plaza            Irving         6,824,157      8,576,900      1968       65,765        94.1%
Parkwood                  Plano          6,721,519      8,447,900      1985       81,590        76.1%
Village By The Park       Arlington      6,060,578      7,617,200      1989       44,523       100.0%
Barker Cypress            Houston        6,041,244      7,592,900      1999       66,945        85.0%    HEB Grocery
Benchmark Crossing        Houston        5,963,430      7,495,100      1986       58,384       100.0%    Bally's Total
                                                                                                         Fitness
DeSoto Shopping Center    DeSoto         5,594,649      7,031,600      1996       69,090       100.0%    Randall's
Beechcrest(3)             Houston        5,348,716      6,722,500      1981       90,647       100.0%    Walgreens
                                                                                                         (Dark),
                                                                                                         Randall's
                                                                                                         (Dark)
Richwood                  Richardson     4,918,352      6,181,600      1985       54,871        90.4%
Colony Plaza              Missouri       3,811,691      4,790,700      1997       26,513       100.0%
                          City

Melbourne Plaza           Hurst          3,750,267      4,713,500      1983       47,517        90.0%
Minyard's                 Dallas         3,073,970      3,863,500      1970       65,295       100.0%    Minyards
Green Oaks                Arlington      2,889,540      3,631,700      1983       65,092        60.0%
Kroger's Bissonnet        Houston        1,541,003      1,936,800      1999       15,542        57.7%
Wurzbach                  San Antonio    1,185,111      1,489,500      1979       59,771       100.0%
                                       ------------   ------------             ----------    ---------
Total / Average
Portfolio                              $248,400,000   $312,200,000             2,798,308        92.8%
                                       ============   ============             ==========    =========

(1) Randall's at Grogan's Mill is currently subleasing their space to various tenants.
(2) Randall's at Mission Bend is currently dark, but still paying rent and is secured by the credit of Safeway (BBB / Baa2 / BBB-), its parent company.
(3) Walgreens and Randall's at Beechcrest are currently dark, but both are still paying rent.

      The following table presents certain information relating to the major tenants at the Investcorp Retail Portfolio Properties:

         Ten Largest Tenants Based on Annualized Underwritten Base Rent


                             Credit Rating                                    % of Total   Annualized
                                (Fitch /                         Annualized   Annualized   Underwritten
                             Moody's / S&P)    Tenant     % of   Underwritten Underwritten  Base Rent   Sales   Lease
       Tenant Name                (1)           NRSF      NRSF    Base Rent    Base Rent   (per NRSF)   PSF(2)  Expiration
       -----------                ---           ----      ----    ---------    ---------   ----------   ------  ----------
HEB Grocery
  Village at Blanco           NR / NR / NR     74,627      2.7%   $955,226        3.2%        $12.80    $872   4/1/2015
  Barker Cypress                               41,320      1.5     443,777        1.5         $10.74    $441   1/31/2014
  Spring Shadows                               65,161      2.3     394,876        1.3          $6.06    $431   4/30/2023
  Westgate Marketplace                         77,507      2.8     981,511        3.3         $12.66    $552   12/1/2015
                                                ----      ----    ---------    ---------   ----------
  HEB Total/Average                            258,615     9.2%  $2,775,389       9.2%        $10.73

Randall's(3)
                              BBB / Baa2 /                                                                     11/15/2021
  DeSoto Shopping Center           BBB-        58,960      2.1%   $495,680        1.6%         $8.41    $255
  Beechcrest(3)                                40,345      1.4     267,084        0.9          $6.62           6/24/2016
  Grogan's Mill                                56,558      2.0     424,185        1.4          $7.50           6/24/2016
  Mission Bend(3)                              46,112      1.6     289,122        1.0          $6.27           6/1/2016
  Steeplechase                                 56,208      2.0     451,350        1.5          $8.03           6/1/2016
                                                 ----      ----    ---------    ---------   ----------
 Randall's Total/Average                      258,183     9.2%  $1,927,421       6.4%         $7.47

Kroger
                              BBB / Baa2 /                                                                     11/1/2021
  Creekside Plaza                  BBB-        60,932      2.2%   $511,219        1.7%         $8.39    $322
  Southlake Village                            60,932      2.2     495,986        1.6          $8.14    $283   10/31/2021
  Forestwood                                   59,334      2.1     542,906        1.8          $9.15    $404   7/31/2013
                                                ----      ----    ---------    ---------   ----------

  Kroger Total/Average                         181,198     6.5%  $1,550,112       5.1%         $8.55

Blockbuster
  DeSoto Shopping Center      NR / NR / NR     5,180       0.2%    $86,402        0.3%        $16.68           2/28/2011
  Richwood                                     6,000       0.2     111,000        0.4         $18.50           3/1/2009
  Southlake Village                            6,050       0.2     111,986        0.4         $18.51           1/1/2007
  Bandera Festival                             6,000       0.2      88,200        0.3         $14.70           7/31/2007
  Forestwood                                   2,940       0.1      52,567        0.2         $17.88           9/1/2009
  Grogan's Mill                                5,415       0.2      81,225        0.3         $15.00           4/1/2012

                                                ----      ----    ---------    ---------   ----------
  Blockbuster
      Total/Average                            31,585      1.1%   $531,380        1.8%        $16.82

PetCo
  Village by the Park         NR / NR / NR     9,263       0.3%   $164,418        0.5%        $17.75           8/31/2008
  Grogan's Mill                                13,286      0.5     198,493        0.7         $14.94    $149   4/30/2007
  Mason Park                                   13,973      0.5     104,378        0.3          $7.47           1/1/2010
                                                ----      ----    ---------    ---------   ----------
  PetCo Total/Average                          36,522      1.3%   $467,289        1.6%        $12.79

24-Hour Fitness
  Copperfield Crossing        NR / NR / B      31,000      1.1%   $423,460        1.4%        $13.66           10/15/2019

Oshman's Sporting Goods
  Westgate Marketplace        NR / NR / NR     40,151      1.4%   $421,586        1.4%        $10.50           1/1/2013

Hollywood Video
  Creekside Plaza             NR / NR / NR     7,500       0.3%   $142,800        0.5%        $19.04           11/22/2007
  Parkwood                                     8,000       0.3     150,000        0.5         $18.75           12/1/2007
  Village at Blanco                            5,600       0.2     123,200        0.4         $22.00           1/1/2010
                                                ----      ----    ---------    ---------   ----------
 Hollywood Video
      Total/Average                            21,100      0.8%   $416,000        1.4%        $19.72

Beall's
  Townsend Square             NR / NR / NR     30,090      1.1%   $218,153        0.7%         $7.25    $111   1/31/2012
  Bandera Festival                             30,000      1.1     180,000        0.6          $6.00     $54   1/31/2013
                                                ----      ----    ---------    ---------   ----------
 Beall's Total/Average                        60,090      2.1%   $398,153        1.3%         $6.63

Kohl's
  Westgate Marketplace       A / A3 / BBB+     88,242      3.2%    395,324        1.3%         $4.48           1/1/2023

                                                ----      ----    ---------    ---------   ----------
Ten Largest Tenants                            1,006,686  36.0%  $9,306,114      30.9%         $9.24

Remaining Tenants                              1,589,357  56.8   20,834,545      69.1         $13.11
Vacant                                         202,265     7.2           0        0.0          $0.00
                                                ----      ----    ---------    ---------   ----------
Total/Wtd. Avg. All
Tenants                                        2,798,308 100.0%  $30,140,659    100.0%        $11.61
                                                ====      ====    =========    =========   ==========

(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2) All Sales PSF figures represent year end 2005 figures, except for HEB Grocery, whose sales figures are as of year end 2004.
(3) Randall's at Grogan's Mill is currently subleasing their space. Randall's spaces at Mission Bend and Beechcrest, representing one lease expiring on 6/1/2016 (46,112 sf) and one lease expiring on 6/24/2016 (40,345 sf)
      respectively, are dark; however, both tenants are currently paying rent and the Randall's at Mission Bend is secured by the credit of Safeway (BBB / Baa2 / BBB-), its parent company.

      The following table presents certain information relating to the lease rollover schedule at the Investcorp Retail Portfolio Properties:

                          Lease Expiration Schedule(1)


                                                                                        % of Total       Annualized
                                                                       Annualized       Annualized      Underwritten
   Year ending        Expiring        % of Total       Cumulative     Underwritten     Underwritten      Base Rent
  December 31,          NRSF             NRSF        of Total NRSF      Base Rent        Base Rent       (per NRSF)
  ------------          ----             ----        -------------      ---------        ---------       ----------
2006                  195,360              7.0%            7.0%      $2,820,360             9.4%            $14.44
2007                  321,499             11.5            18.5%       4,759,797            15.8             $14.81
2008                  321,887             11.5            30.0%       4,494,835            14.9             $13.96
2009                  247,277              8.8            38.8%       3,291,767            10.9             $13.31
2010                  205,711              7.4            46.2%       2,165,751             7.2             $10.53
2011                  117,682              4.2            50.4%       1,669,654             5.5             $14.19
2012                   90,688              3.2            53.6%       1,173,379             3.9             $12.94
2013                  149,797              5.4            59.0%       1,582,411             5.3             $10.56
2014                   54,160              1.9            60.9%         675,744             2.2             $12.48
2015                  198,355              7.1            68.0%       2,176,535             7.2             $10.97
2016 & Thereafter     693,628             24.8            92.8%       5,330,425            17.7              $7.68
Vacant                202,265              7.2           100.0%               0             0.0              $0.00
                        ----             ----                           ---------        ---------       ----------
Total/Wtd. Avg.     2,798,308            100.0%                      $30,140,659          100.0%            $11.61
                        ----             ----                           ---------        ---------       ----------

(1)   Calculated based on approximate square footage occupied by each tenant.

o The Borrower. The borrowers are EQYInvest Beechcrest Owner, Ltd., LLP, EQYInvest Grogans Owner, Ltd., LLP, EQYInvest Green Oaks Owner, Ltd., LLP, EQYInvest First Colony Owner, Ltd., LLP, EQYInvest Forestwood Owner, Ltd., LLP, EQYInvest Owner I, Ltd., LLP, EQYInvest Owner II, Ltd., LLP and EQYInvest Townsend Owner, Ltd., LLP, each a single-purpose, single-asset entity. Legal counsel to the borrowers has delivered a non-consolidation opinion in connection with the origination of the Investcorp Retail Portfolio Loan. Investcorp Properties Limited and EQY Texas Capital II LLC are the guarantors of the non-recourse carve-outs of the Investcorp Retail Portfolio Loan.

o Escrows. At origination, the borrowers deposited $2,100,000 into a reserve account for tenant improvements and leasing commissions and $471,557 into a reserve account for unfunded obligations at the properties. In addition, the borrowers also deposited $500,000 into a reserve account in respect of environmental remediation costs at the Market at First Colony, Forestwood and Townsend Square Properties (the "Investcorp Retail Portfolio DCRP Properties" each an "Investcorp Retail Portfolio DCRP Property"). The loan documents provide for monthly escrows of capital expenditures, real estate taxes and insurance during the occurrence of an Investcorp Retail Portfolio Trigger Period. An "Investcorp Retail Portfolio Trigger Period" means the period commencing as of the first business day after the end of any fiscal quarter in which the net operating income of the Investcorp Retail Portfolio Properties (excluding any properties which have been released during such period) for the prior twelve-month period is less than 85% of the net operating income at origination ($28,724,060) and terminating as of the last day of the first subsequent occurrence of two consecutive fiscal quarters in which the net operating income of the Investcorp Retail Portfolio Properties (in each case, excluding any properties which have been released during such period) for the prior twelve-month period is greater than 85% of the net operating income at origination.

o Lockbox and Cash Management. The Investcorp Retail Portfolio Loan requires a hard lockbox, which is already in place. The loan documents require that all cash revenues and other monies received by the borrowers or the property manager (other than tenant security deposits required to be held in escrow accounts) be deposited into the cash management account under the control of the lender within one business day after receipt and that the borrowers instruct all tenants to send rents directly to the cash management account. Provided no event of default, Investcorp Retail Portfolio Trigger Period or Investcorp Retail Portfolio Environmental Reserve Cash Trap Period is continuing, all funds in the cash management account in excess of the monthly debt service, any reserves required under the loan documents and all other amounts then due to the lender will be remitted to an account specified by the borrowers. An "Investcorp Retail Portfolio Environmental Reserve Cash Trap Period" means the period, if any, from (x) the first business day after the six-month anniversary of origination, if more than one of the Investcorp Retail Portfolio DCRP Properties has failed to satisfy the Investcorp Retail Portfolio DCRP Requirement, until (y) the date which is the earlier to occur of (i) the date, after the six-month anniversary of origination, on which the amount contained in the reserve account maintained for environmental remediation costs at the Investcorp Retail Portfolio DCRP Properties, together with the amount of any letter of credit delivered by the borrowers to the lender in accordance with the loan documents, equals the then-applicable amount which must be on deposit in such reserve account or (ii) the first date on which each of the Investcorp Retail Portfolio DCRP Properties satisfies the Investcorp Retail Portfolio DCRP Requirement. The "Investcorp Retail Portfolio DCRP Requirement" means, with respect to an Investcorp Retail Portfolio DCRP Property, (i) that such Investcorp Retail Portfolio DCRP Property is accepted into the Texas Dry Cleaner Remediation Program pursuant to Chapter 374 of the Texas Health & Safety Code or a similar program administered by the Texas Commission on Environmental Quality that is reasonably acceptable to the lender or (ii) that such Investcorp Retail Portfolio DCRP Property is refused admission into, is terminated from or otherwise exits the Texas Dry Cleaner Remediation Program, in each case with the written agreement of the Texas Commission on Environmental Quality that (1) no corrective action is necessary, a release has not occurred or is insufficient to require cleanup or corrective action or no contamination exists, and (2) no further regulatory or other action is warranted. During the continuance of an event of default under the Investcorp Retail Portfolio Loan, the lender may apply any funds in the cash management account to the obligations of the borrowers under the Investcorp Retail Portfolio Loan in such order of priority as the lender may determine.

o Property Management. The Investcorp Retail Portfolio Properties are currently managed by EQY Realty & Management Texas LP, an affiliate of the borrowers, pursuant to a management agreement. The management agreement has an initial term of fifteen years and is subject to automatic one-year extensions upon expiration of the initial term. The property manager is entitled to a monthly management fee equal to 5% of base rent (including percentage rent, if any) of the Investcorp Retail Portfolio Properties for the first three years of the term of the management agreement and thereafter, the property manager is entitled to 4% of base rent (including percentage rent, if any) of the Investcorp Retail Portfolio Properties. In addition, the property manager of the Investcorp Retail Portfolio Properties is currently entitled to compensation for the first year of the term of the management agreement in an amount equal to $320,000 and for each successive year of the term of the management agreement, an annual amount equal to $320,000, as adjusted at a rate equal to the greater of
      (i) three percent (3%) per annum or (ii) the annual increase in the Consumer Price Index for all Urban Consumers, U.S. City Average, All Items, published by the United States Department of Commerce (base year 1982-84=100), or any successor index. The lender may require the borrowers to replace the property manager if an event of default under the Investcorp Retail Portfolio Loan has occurred, the property manager becomes insolvent, upon a material default by the property manager under the property management agreement, or if the current manager ceases to be controlled and majority owned by Equity One, Inc. or its successor by merger, acquisition of substantially all of its assets, or a similar transaction.

o     Mezzanine or Subordinate Indebtedness. Not permitted.

o Terrorism Insurance. The loan documents require that the all risk insurance policies required to be maintained by the borrowers provide coverage for terrorism in an amount equal to no less than $25,000,000 (subject to reasonable increase by lender if any additional real property that is not an Investcorp Retail Portfolio Property is ever covered under the same blanket policy) as well as business interruption covering the 12 month period from the occurrence of a casualty (plus an extended period of indemnity for 12 months after restoration). The borrowers must maintain such coverage if it is then being obtained by prudent owners of real estate in the United States of a similar type and quality and in a similar location to the Investcorp Retail Portfolio Properties or is otherwise available for an annual premium of $187,500 or less (or if prudent owners are not maintaining such coverage or if such coverage is not available for an annual premium of $187,500 or less, then the borrowers are required to obtain the amount of terrorism coverage available for an annual premium of $187,500 or less, as is acceptable to lender in its reasonable discretion). The borrowers are permitted to maintain such terrorism coverage through a blanket policy. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates" in the Prospectus Supplement.

o Defeasance and Release of the Properties. Provided that no event of default or material monetary default has occurred and is then continuing, the borrowers may obtain the release of one or more of the Investcorp Retail Portfolio Properties by either (x) making a prepayment of all or a portion of the Investcorp Retail Portfolio Companion Loan in an amount equal to 110% of the applicable allocated loan amount of the property(ies) so released or (y) after the Investcorp Retail Portfolio Companion Loan has been reduced to zero and after the earlier to occur of three years after origination or two years after securitization of both the Investcorp Retail Portfolio Loan and Investcorp Retail Portfolio Companion Loans, defeasing with direct, non-callable obligations of the United States of America, all or a portion of the Investcorp Retail Portfolio Loan in an amount equal to 110% of the applicable allocated loan amount of the property(ies) so released, subject to the satisfaction of certain requirements set forth in the related loan documents, including, unless the Investcorp Retail Portfolio Companion Loan is prepaid in full and the Investcorp Retail Portfolio Loan is defeased in full, an Investcorp Retail Portfolio DSCR for the 12-month period ending on the fiscal quarter then most recently ended (after giving effect to such prepayment and defeasance) must be at least the greater of (i) 1.23x and (ii) the Investcorp Retail Portfolio DSCR for the 12-month period ending on the fiscal quarter then most recently ended. The debt service coverage ratio for the Investcorp Retail Portfolio Loan (the "Investcorp Retail Portfolio Loan DSCR"), with respect to any 12-month period ending on the last day of a fiscal quarter is equal to the quotient of (i) net cash flow, calculated in a manner set forth in the related loan documents, for such 12-month period (less any portion attributable to the release of any properties comprising the Investcorp Retail Portfolio during such 12-month period) divided by (ii) the product of (x) the outstanding principal balance of the Investcorp Retail Portfolio Whole Loan, minus the portion of the Investcorp Retail Portfolio Loan which has been defeased, in each case as of the last day of such 12-month period, times (y) the weighted average of the Investcorp Retail Portfolio Loan constant of 6.991% and the Investcorp Retail Portfolio Companion Loan constant of 6.692%, based on the respective outstanding principal balances of the fixed rate note evidencing the Investcorp Retail Portfolio Loan and the floating rate note evidencing the Investcorp Retail Portfolio Companion Loan (excluding that portion of the outstanding principal balance of the Investcorp Retail Portfolio Loan evidenced by a defeased fixed rate note having a principal balance equal to the defeased portion of the Investcorp Retail Portfolio
      Loan).

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - ONE NEW YORK PLAZA
--------------------------------------------------------------------------------

                  Property Information                                       Mortgage Loan Information
Number of Mortgaged Real Properties                     1      Originator                                       GSCMC
Location (City/State)                  New York, New York      Cut-off Date Principal Balance            $200,000,000
Property Type                                      Office      Cut-off Date Principal Balance PSF/Unit        $165.50
Size (sf)                                       2,416,887      Percentage of Initial Mortgage Pool Balance       5.5%
Percentage Leased as of January  27, 2006           95.4%      Number of Mortgage Loans                             1
Year Built/Year Renovated                       1970/1994      Type of Security                            Fee Simple
Appraisal Value                              $800,000,000      Mortgage Rate                                  5.4995%
Underwritten Occupancy                              95.4%      Original Term to Maturity (Months)                 120
Underwritten Revenues                         $79,703,778      Original Amortization Term (Months)         36 IO; 300
                                                                                                           thereafter
Underwritten Total Expenses                   $35,949,548      Cut-off Date LTV Ratio(1)                        50.0%
Underwritten Net Operating Income (NOI)       $43,754,230      LTV Ratio at Maturity(1)                         42.4%
Underwritten Net Cash Flow (NCF)              $40,892,430      Underwritten DSCR on NOI(1)                      1.48x
                                                               Underwritten DSCR on NCF(1)                      1.39x
                                                               Shadow Rating(2)                          "Baa2"/"BBB"

(1) The Underwritten DSCR on NOI, the Underwritten DSCR on NCF, the Cut-off Date LTV Ratio and the LTV Ratio at Maturity are calculated based on the One New York Plaza Whole Loan.
(2) Moody's and S&P have confirmed that the One New York Plaza Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa2" by Moody's and "BBB" by S&P.

o The Loan. The mortgage loan (the "One New York Plaza Loan") is a pari passu portion of a whole mortgage loan (the "One New York Plaza Whole Loan") evidenced by two notes in the aggregate original principal amount of $400,000,000 and is secured by an office building located in New York, New York (the "One New York Plaza Property"). The One New York Whole Loan was jointly originated 50% by Goldman Sachs Commercial Mortgage Capital, L.P. and 50% by Lehman Brothers Bank FSB. The One New York Plaza Loan was subsequently purchased by Goldman Sachs Mortgage Company. The One New York Plaza Loan represents approximately 5.5% of the initial mortgage pool balance, had an original principal balance and has an outstanding principal balance as of the cut-off date of $200,000,000, and an interest rate of 5.4995%. The proceeds of the One New York Plaza Whole Loan were primarily used to refinance existing debt on the One New York Plaza Property.

      The companion loan to the One New York Plaza Loan is evidenced by a separate pari passu note with an interest rate of 5.4995% and a principal balance as of the cut-off date of $200,000,000 (the "One New York Plaza Companion Loan"). The One New York Plaza Companion Loan will not be an asset of the trust. The One New York Plaza Loan and the One New York Plaza Companion Loan are governed by an intercreditor and servicing agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--Split Loan Structure" and will be serviced pursuant to the terms of a pooling and servicing agreement entered into in connection with the LB-UBS Commercial Mortgage Trust 2006-C4 Commercial Mortgage Pass-Through Certificates, Series 2006-C4. The holder of the One New York Plaza Loan has the right, which is expected to be exercised by the controlling class of the GG7 trust, to replace the special servicer of the One New York Plaza Loan under the 2006-C4 pooling and servicing agreement.

      The One New York Plaza Loan had an initial term of 120 months and has a remaining term of 116 months. The loan requires payments of interest only for 36 months, and thereafter requires payments of principal and interest until maturity, based on a 300-month amortization schedule. The scheduled maturity date is the payment date in March 2016. Voluntary prepayment of the One New York Plaza Loan is prohibited prior to the payment date in December 2015. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the date on which both the One New York Plaza Loan and the One New York Plaza Companion Loan have each been securitized.

o The Property. The One New York Plaza Property is a 50-story, approximately 2,416,887 sf class-A office building located on an approximately 111,382 sf parcel of land at One Water Street, in downtown Manhattan. The One New York Plaza Property consists of an on-site retail concourse, which includes restaurants, shops and over 2,000,000 sf of net rentable office space. The One New York Plaza Property is the southernmost of all skyscrapers in Manhattan, located at the intersection of Water Street and Whitehall Street, and offers access to local transportation infrastructure (13 local subway lines, public/private bus lines, ferry services, and a heliport).

      The One New York Plaza Property is currently approximately 95.4% occupied by nationally recognized tenants in the financial services and legal industries such as Wachovia Securities (1,308,666 sf), Goldman Sachs (559,049 sf) and Fried, Frank, Harris, Shriver & Jacobson (381,549 sf). Built in 1970, a $140,000,000 renovation of the One New York Plaza Property was completed in 1994.

      The following table presents certain information relating to the major tenants at the One New York Plaza Property:

           Largest Tenants Based On Annualized Underwritten Base Rent

                                    Credit                                        % of Total   Annualized
                                    Rating                          Annualized    Annualized   Underwritten
                                 (Fitch/Moody's/ Tenant     % of    Underwritten Underwritten   Base Rent      Lease
          Tenant Name               S&P)(1)       NRSF      NRSF     Base Rent    Base Rent    (per NRSF)   Expiration
          -----------               -------       ----      ----     ---------    ---------    ----------   ----------
Wachovia Securities               AA-/Aa3/A+    1,308,666    54.1%  $21,571,051      40.6%        $16.48    12/31/2014
Goldman Sachs(2)                  AA-/Aa3/A+     559,049     23.1   18,191,412       34.3         $32.54     9/30/2009
                                                                                                                 &
                                                                                                            12/31/2010
Fried Frank                        NR/NR/NR      381,549     15.9   11,590,035       21.8         $30.38     2/29/2024
Smith Barney                      AA+/Aa1/AA-     25,408      1.1      749,536        1.4         $29.50     4/30/2008
                                                  ----      ----     ---------    ---------    ----------
Total Largest Tenants                           2,274,672    94.1%  $52,102,034      98.1%        $31.61(3)
Other Tenants                                     30,704      1.3    1,001,665        1.9         $32.62
Vacant Space                                     111,511      4.6            0        0.0          $0.00
                                                  ----      ----     ---------    ---------    ----------
Total/Wtd. Avg. All Tenants                     2,416,887   100.0%  $53,103,699     100.0%        $31.64(3)
                                                  ====      ====     =========    =========    ==========

-------------------------------------------

(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2) Goldman Sachs has two leases, one with 518,121 sf expiring on 9/30/2009 and one lease with 40,928 sf expiring on 12/31/2010.

(3) Annualized Underwritten Base Rent (per NRSF) total figures exclude Wachovia Securities which pays rent on a triple net basis.

      The following table presents certain information relating to the lease rollover schedule at One New York Plaza Property:

                          Lease Expiration Schedule(1)

                                                                                         % of Total      Annualized
                                                                          Annualized     Annualized     Underwritten
     Year Ending                          % of Total    Cumulative of    Underwritten   Underwritten     Base Rent
     December 31,       Expiring NRSF        NRSF         Total NRSF      Base Rent       Base Rent      (per NRSF)
     ------------       -------------        ----         ----------      ---------       ---------      ----------
2006                          2,482           0.1%             0.1%        $76,512             0.1%        $30.83
2007                          3,610           0.1              0.3%        141,101             0.3         $39.09
2008                         26,542           1.1              1.4%        802,426             1.5         $30.23
2009                        519,509          21.5             22.8%     15,861,823            29.9         $30.53
2010                         47,811           2.0             24.8%      2,569,839             4.8         $53.75
2011                             50           0.0             24.8%              0             0.0          $0.00
2012                              0           0.0             24.8%              0             0.0          $0.00
2013                          1,360           0.1             24.9%         43,520             0.1         $32.00
2014                      1,321,605          54.7             79.6%     21,991,569            41.4         $16.64
2015                            749           0.0             79.6%         26,874             0.1         $35.88
2016 and thereafter         381,658          15.8             95.4%     11,590,035            21.8         $30.37
Vacant                      111,511           4.6            100.0%              0             0.0          $0.00
                        -------------        ----                         ---------       ---------      ----------
Total/Wtd. Avg.           2,416,887         100.0%                      $53,103,699          100.0%        $23.03
                        =============        ====                         =========       =========      ==========

      (1) Calculated based on approximate square footage occupied by each tenant.

o The Borrower. The borrower is Trizechahn One NY Plaza LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One New York Plaza Loan. Trizechahn One NY Plaza LLC is indirectly owned by Trizec Properties, Inc. Trizec Properties, Inc. is a publicly-traded real estate investment trust that owns and/or manages approximately 40 million sf of office property concentrated in the metropolitan areas of seven major U.S. markets. On June 5, 2006, Brookfield Properties Corp. and The Blackstone Group announced their acquisition of Trizec Properties, Inc., along with Trizec Canada Inc., for approximately $8.9 billion. There is no guarantor of the non-recourse carve-outs under the One New York Plaza Loan.

o Escrows. At origination, the loan documents required the borrower to deposit $14,926,488 into a reserve account for certain unfunded obligations at the One New York Plaza Property. In addition, the borrower deposited $7,374,632 in a reserve account for taxes (the "Unassessed Tax Funds") to be disbursed with respect to those portions of the One New York Plaza Property (the "Unassessed Property") which are currently not assessed for taxes for the 2004-05 and 2005-06 tax years. In the event that the City of New York fails to correctly calculate and bill the borrower for real estate taxes with respect all or any portion of the Unassessed Property within six (6) months from origination, the borrower may replace the Unassessed Tax Funds with a qualified letter of credit and/or guaranty (or any combination thereof). The borrower is also required to make deposits (a) on each month commencing on January 6, 2008 and continuing for the next nineteen (19) succeeding months thereafter, an amount equal to $1,000,000 (the "Goldman Reserve Fund"), until such time that the amount of the Goldman Reserve Fund is equal to $20,000,000 for costs of tenant improvements or work allowances, leasing commissions and other costs associated with the space currently leased to Goldman Sachs and (b) on each month commencing on December 6, 2010 and continuing for the next forty-seven (47) succeeding months thereafter, an amount equal to $1,000,000 (the "Wachovia Reserve Fund"), until such time that the amount of the Wachovia Reserve Fund is equal to $48,000,000 for costs of tenant improvements or work allowances, leasing commissions and other costs associated with the space currently leased to Wachovia. In lieu of all or any portion of the cash deposits required for the Goldman Reserve Fund and the Wachovia Reserve Fund, the borrower may satisfy its obligations by delivering to lender a qualified letter of credit and/or a guarantee from a qualified equity holder; provided, however, that such guarantor has a minimum cash liquidity capacity on its balance sheet equal to 2:1 of the amount being guaranteed. Certain tax, insurance and capital expenditure reserves are required during a One New York Plaza Cash Sweep Period (as defined below).

o Lock Box and Cash Management. The One New York Plaza Loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to such lender controlled hard lockbox, which amounts are then swept into a borrower-controlled account, unless a One New York Plaza Cash Sweep Period is in effect. During a One New York Plaza Cash Sweep Period, upon the direction of the lender, funds in the lockbox will be disbursed to a cash management account pursuant to the terms of a cash management agreement. Unless an event of default under the loan documents has occurred, all amounts after the payment of the monthly debt service amount and any required reserves will be released to the borrower. After the occurrence of an event of default, all amounts in the cash management account will be held as additional collateral for the One New York Plaza Loan. A "One New York Plaza Cash Sweep Period" means any period during the continuance of an event of default under the One New York Plaza Loan and/or any period commencing as of the end of any fiscal quarter in which actual net cash flow for the previous fiscal year is less than $35,000,000 and terminating as of the last day of the first subsequent occurrence of two consecutive fiscal quarters in which the net cash flow is equal to or greater than $35,000,000.

o Property Management. The initial property manager is the borrower or the direct employees or consultants of an affiliate of the borrower pursuant to the loan documents. The lender has the right to require the borrower to replace any new manager if a monetary event of default has occurred and is continuing, such manager has commenced a bankruptcy action, and/or such manager is in default under the related management agreement beyond any applicable notice and cure period.

o     Mezzanine or Subordinate Indebtedness. Not permitted.

o Terrorism Insurance. The loan documents require the One New York Plaza Property to be insured against acts of terrorism as part of the borrower's "all-risk" or "special perils" and business income coverage or a standing alone policy, provided, however, that coverage is required to be in an amount ("Minimum Coverage Amount") at least equal to the lesser of (i) the outstanding principal balance of the One New York Plaza Whole Loan or (ii) the sum of the business income insurance equal to 100% of the projected gross income from the One New York Plaza Property for a period of twenty-four (24) months from the date that the One New York Plaza Property is repaired or replaced and operations are resumed plus 100% of the full replacement cost of the One New York Plaza Property. The borrower may also provide insurance under a blanket policy so long as it provides for a deductible of not greater than $250,000 and such coverage is in an amount equal to the Minimum Coverage Amount. Notwithstanding the foregoing, in no event will the borrower be required to pay annual premiums for insurance covering terrorism losses in excess of $1,300,000. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates" in the Prospectus Supplement.

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - JP MORGAN INTERNATIONAL PLAZA I & II
--------------------------------------------------------------------------------


                 Property Information                                       Mortgage Loan Information
Number of Mortgaged Real Properties                  1       Originator                                         GCFP
Location (City/State)                  Farmers Branch,       Cut-off Date Principal Balance             $194,060,178
                                                 Texas
Property Type                                   Office       Cut-off Date Principal Balance PSF/Unit         $256.40
Size (sf)                                      756,851       Percentage of Initial Mortgage Pool Balance        5.4%
Percentage Leased as of June 1, 2006            100.0%       Number of Mortgage Loans                              1
Year Built/Year Renovated                    1999/2002       Type of Security                             Fee Simple
Appraisal Value                           $268,000,000       Mortgage Rate                                    4.940%
Underwritten Occupancy                          100.0%       Original Term to Maturity (Months)                  122
Underwritten Revenues                      $19,975,974       Original Amortization Term (Months)          Custom (1)
Underwritten Total Expenses                 $4,819,842       Cut-off Date LTV Ratio                            72.4%
Underwritten Net Operating Income (NOI)    $15,156,132       LTV Ratio at Maturity                             61.1%
Underwritten Net Cash Flow (NCF)           $15,080,447       Underwritten DSCR on NOI                          1.33x
                                                             Underwritten DSCR on NCF                          1.33x

(1) Amortization on the JP Morgan International Plaza I & II Trust Loan is based on a custom schedule which results in a loan balance at maturity approximately equivalent to that using a 388-month amortization schedule.

o The Loan. The mortgage loan (the "JP Morgan International Plaza I & II Trust Loan") is evidenced by a single note and is secured by a first mortgage encumbering a 756,851 sf class-A office building located in Farmers Branch, Texas (the "JP Morgan International Plaza I & II Property"). The JP Morgan International Plaza I & II Trust Loan represents approximately 5.4% of the initial mortgage pool balance. The JP Morgan International Plaza I & II Trust Loan was originated on March 20, 2006, has an original principal balance of $194,250,000 and a principal balance as of the cut-off date of $194,060,178, and an interest rate of 4.940% per annum. The DSCR and LTV on the JP Morgan International Plaza Trust Loan are 1.33x and 72.4%, respectively. The proceeds of the JP Morgan International Plaza I & II Trust Loan facilitated the acquisition of the JP Morgan International Plaza I & II Property for a purchase price of $263 million. Including reserves, escrows and costs of approximately $1.2 million, the borrower invested approximately $29.2 million in the project at origination.

      The JP Morgan International Plaza I & II Trust Loan is the senior portion of a whole mortgage loan with an original principal balance of $225,000,000. The companion loan to the JP Morgan International Plaza I & II Trust Loan is evidenced by a separate note with an original principal balance and a principal balance as of the cut-off date of $30,750,000 (the "JP Morgan International Plaza I & II Subordinate Companion Loan"). The interest rate of the JP Morgan International Plaza I & II Subordinate Companion Loan is based on a custom monthly schedule and ranges from approximately 8.17% to 8.67%. The JP Morgan International Plaza I & II Subordinate Companion Loan is not an asset of the trust. The JP Morgan International Plaza I & II Trust Loan and the JP Morgan International Plaza I & II Subordinate Companion Loan (collectively, the "JP Morgan International Plaza I & II Loan Group") are governed by a co-lender agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--Split Loan Structure" and will be serviced pursuant to the terms of the 2005-GG7 pooling and servicing agreement. The DSCR and LTV on the JP Morgan International Plaza I & II Loan Group are 1.07x and 83.9%, respectively.

      The JP Morgan International Plaza I & II Trust Loan has an initial term of 122 months and a remaining term of 119 months. Amortization payments are based on a custom schedule, which schedule adjusts for increases in rent and decreases for potential partial termination options. The anticipated balloon balance of the JP Morgan International Plaza I & II Trust Loan is $163,857,320 ($216.50 psf). All excess cash after interest and amortization payments and all required monthly payments and operating expenses will be held as additional cash collateral for the benefit of the JP Morgan International Plaza I & II Trust Loan. It is anticipated that up to $8.39 million of cash may be accumulated in the cash collateral account if JPMC does not exercise any of its partial termination options. The scheduled maturity date is June 6, 2016. Voluntary prepayment of the JP Morgan International Plaza I & II Trust Loan is prohibited prior to the payment date of March 6, 2016 and permitted on such payment date and thereafter without penalty. Defeasance with United States government securities or other approved non-callable government securities is permitted from August 6, 2008.

      The JP Morgan International Plaza I & II Subordinate Companion Loan was purchased at origination by 111 Debt Acquisition LLC, an affiliate of Newkirk Realty Trust. All interest payments to the JP Morgan International Plaza I & II Subordinate Companion Loan will cease in the event the JP Morgan International Plaza I & II Loan Group is not repaid in full at maturity.

o The Property. The JP Morgan International Plaza I & II Property consists of two Class-A office buildings containing a total of 756,851 sf and two parking garages with a total of 4,539 spaces located in north suburban Dallas in the municipality of Farmers Branch, Texas. The 13 and 15-story buildings were constructed to institutional standards in terms of design, interior finishes, efficiency and construction. The buildings feature average floor plates of approximately 27,000 sf and ceiling heights of 9'6". Each building has a two-story marble and granite lobby. The overall complex also includes a third, 351,248-sf building which is not part of the collateral. There is an approximate one-acre plaza in the middle of the three buildings that features a reflecting pond and cascading fountains. Additional amenities include a childcare center, cafeteria and conference center.

      The subject buildings, constructed in 1999 and 2002, are 100% leased until February 28, 2018 by JPMorgan Chase Bank N.A. ("JPMC") (AA-/Aa2/A+), a subsidiary of JPMorgan Chase & Co. (A+/Aa3/A+). The buildings house (i) JPMC's World Wide Security Services division, which has $10.2 trillion in assets under management, and services $6.7 trillion in debt and $250 billion in equities worldwide and (ii) JPMC's Paymentech subsidiary, which processes 13.1 billion transactions annually with more than $500 billion in annual bankcard volume in the U.S. and Canada. JPMC currently subleases a portion of the space in Tower II under two long-term subleases. JPMC has not been released from any of its obligations under the leases as a result of these subleases. Fannie Mae leases floors 8 through 13 (approximately 164,272 sf) from JPMC until February 28, 2018 (coterminous), and is in full occupancy of its space with approximately 548 employees. The current sublease rent is $20.00 psf (gross plus electricity charges and increases over base year operating expense and taxes), with $1.00 psf increases in November 2008 and November 2013. JPM-CEO Partners, LTD subleases the 14th floor (28,047 sf) under a second sublease, with a May 2015 expiration and a rental rate that mirrors the prime lease.

      The leases provide JPMC with certain limited termination options. JPMC has the option to terminate one floor in Tower I effective January 31, 2011 with notice by April 30, 2010 and payment of a termination fee of $16.09 psf. JPMC also has the right to terminate up to two floors in Tower II, effective as of November 30, 2012, with notice by February 28, 2012 and payment of a termination fee equal to $16.32 psf.

      As of June 1, 2006, the JP Morgan International Plaza I & II Property was 100.0% leased.

      The following table presents certain information relating to the major office tenants at the JP Morgan International Plaza I & II Property:


                  Largest Tenants Based on Annualized Base Rent

                               Credit                          Annualized    % of Total     Annualized
                               Rating                         Underwritten  Annualized    Underwritten
                            (Fitch/Moody's/  Tenant   % of        Base      Underwritten   Base Rent        Lease
       Tenant Name             S&P)(1)       NRSF      NRSF      Rent(2)     Base Rent    (per NRSF)(2)   Expiration
       -----------             -------       ----      ----      -------     ---------    -------------   ----------
JPMorgan Chase Bank N.A.     AA-/Aa2/A+     756,851   100.0%   $15,150,698     100.0%        $20.02       2/28/2018
Vacant Space                                      0     0.0           N/A         N/A          N/A
                                             ----      ----      -------     ---------    -------------   ----------
Total/Wtd. Avg. All
   Tenants                                  756,851   100.0%   $15,150,698     100.0%        $20.02
                                             ====      ====      =======     =========    =============   ==========

(1) Certain ratings are those of a related company whether or not the related company guarantees the lease.

(2)   Based on average rental rates over the loan term.

      The following table presents certain information relating to the office lease rollover schedule at the JP Morgan International Plaza I & II
      Property:


                          Lease Expiration Schedule(1)

                                                                                        % of Total       Annualized
                                                                       Annualized       Annualized      Underwritten
   Year Ending                                       Cumulative of    Underwritten     Underwritten      Base Rent
  December 31,      Expiring NRSF   % of Total NRSF    Total NRSF     Base Rent(2)       Base Rent     (per NRSF)(2)
  ------------      -------------   ---------------    ----------     ------------       ---------     -------------
2006                        0             0.0%             0.0%                 $0          0.0%             $0.00
2007                        0             0.0              0.0%                  0          0.0              $0.00
2008                        0             0.0              0.0%                  0          0.0              $0.00
2009                        0             0.0              0.0%                  0          0.0              $0.00
2010                        0             0.0              0.0%                  0          0.0              $0.00
2011                        0             0.0              0.0%                  0          0.0              $0.00
2012                        0             0.0              0.0%                  0          0.0              $0.00
2013                        0             0.0              0.0%                  0          0.0              $0.00
2014                        0             0.0              0.0%                  0          0.0              $0.00
2015                        0             0.0              0.0%                  0          0.0              $0.00
2016 & Thereafter     756,851           100.0            100.0%         15,150,698        100.0             $20.02
Vacant                      0             0.0            100.0%                N/A          N/A               N/A
                    -------------   ---------------                   ------------       ---------     -------------
Total/Wtd. Avg.       756,851           100.0%                         $15,150,698        100.0%            $20.02
                    =============   ===============                   ============       =========     =============

(1)   Calculated based on approximate square footage occupied by each tenant.

(2)   Based on average rental rates over the loan term.

o The Borrower. The borrowers are five tenant-in-common, special-purpose, bankruptcy remote entities: 70 Washington Street LP, a Texas limited partnership; DCW Holdings LP, a Texas limited partnership; LaShawn LP, a Texas limited partnership; 70 Wash LP, a Texas limited partnership; and 30 Main LP, a Texas limited partnership. Each of the five entities has an independent director. Legal counsel to each of the borrowers delivered a non-consolidation opinion in connection with the origination of the JP Morgan International Plaza I & II Loan Group. 70 Washington Street LP owns 40.80% of the property, DCW Holdings LP owns 34.39% of the property, LaShawn LP owns 11.00% of the property, 70 Wash LP owns 8.32% of the property and 30 Main LP owns 5.49% of the property. The general partner of each of the five borrowing entities is controlled by either David Walentas, or Jane Walentas, as an individual or trustee. David Walentas has a 40.6% overall ownership interest, and Jane Walentas controls 59.0% of the ownership interests. David Walentas, founder of Two Trees Management Company, guaranteed the non-recourse carveouts of the JP Morgan International Plaza I & II Loan Group. Two Trees Management Company is a New York-based real estate development firm that has developed, owned and managed more than $1 billion in real estate since its founding in 1968. Two Trees currently owns more the 4 million square feet of commercial, industrial and residential real estate. As of December 31, 2005, Mr. Walentas reported a net worth of $256.6 million and liquidity of $41.9 million. Mr. Walentas has been actively involved in real estate investment, ownership and management for nearly 35 years.

o Escrows. The loan documents provide for certain escrows of insurance premiums. Real estate tax escrows are suspended so long as the lease with JPMorgan Chase Bank N.A. is in effect. Replacement reserves were funded through required payments of $147,867.68 on May 6, 2006 and $80,484.32 on June 6, 2006. Additional replacement reserve escrows are suspended so long as the lease with JPMorgan Chase Bank N.A. is in effect. No ongoing tenant improvement and leasing commission reserve deposits are required; however, the borrower is required to deposit any lease termination payments or other payments received on account of lease defaults or lease terminations into a tenant improvement and leasing commission reserve. All excess cash flow after payment of debt service and all monthly reserve payments and operating expenses will be retained in a cash collateral account for the benefit of the JP Morgan International Plaza I & II Trust Loan.

o Lock Box and Cash Management. The loan requires a hard lock box, which is already in place. The loan documents require that all rents received by (or on behalf of) the borrower be deposited into a lender-controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within two business days after receipt. Throughout the term of the JP Morgan International Plaza I & II Loan Group, any excess amounts in the lender controlled account (after the payment of debt service on the JP Morgan International Plaza I & II Loan Group and all monthly reserve payments and operating expenses) will be retained in a cash collateral account for the benefit of the JP Morgan International Plaza I & II Trust Loan.

o Property Management. The JP Morgan International Plaza I & II Property is managed by Fortis Property Group. The property manager receives a fee of 1% of total revenues. The lender may replace the property manager (i) if an event of default is continuing under the JP Morgan International Plaza I & II Loan Group, (ii) if the property manager is in default under the management agreement, (iii) upon the gross negligence, malfeasance or willful misconduct of the property manager, or (iv) lender notifies borrower that it is dissatisfied, in its reasonable discretion, with the employee or employees primarily responsible for the "on site" management and operation of the JP Morgan International Plaza I & II Property .

o Mezzanine or Subordinate Indebtedness. FPG JPM Investor, LLC, an affiliate of the seller and the property manager of the JP Morgan International Plaza I & II Property, originated at closing a $10,000,000 mezzanine loan to DCW Holdings LLC, Lashawn LLC, 70 Wash LLC, 30 Main LLC and 70 Washington Street LLC (collectively the "Mezzanine Borrower"), each of which owns 100% of the general (indirectly) and limited partnership (directly) interests in one of the JP Morgan International Plaza I & II Loan Group borrowers. The mezzanine loan is coterminous with the JP Morgan International Plaza I & II Loan Group. As of the cut-off date, the principal balance of the mezzanine loan is $10,000,000, and the interest rate is 6.0%. Payments under the mezzanine loan will accrue but not be payable while the JP Morgan International Plaza I & II Loan Group is outstanding. Lender and FPG JPM Investor, LLC entered into a Subordination of Debt Agreement whereby the mezzanine loan is unconditionally at a standstill subordinate to all rights, remedies, terms and covenants in the JP Morgan International Plaza I & II Loan Group documents. All payments under due under the mezzanine loan are subordinate to any and all payments required under the JP Morgan International Plaza I & II Loan Group.

o Terrorism Insurance. The JP Morgan International Plaza I & II Property is insured against acts of terrorism as part of its "all-risk" property coverage. The loan documents require the borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the JP Morgan International Plaza I & II Property, provided that such coverage is available. In the event that coverage for terrorism is not included as part of the "all risk" property policy, the borrower will be required to obtain coverage for terrorism (as stand alone coverage) to the extent available, in an amount equal to 100% of the replacement cost of the JP Morgan International Plaza I & II Property, subject to a premium cap equal to 150% of the aggregate insurance premiums payable with respect to all required insurance coverage for the last policy year in which coverage for terrorism was included as part of an all-risk policy, adjusted annually by a percentage equal to the increase in the Consumer Price Index. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates" in the Prospectus Supplement.

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - 55 CORPORATE DRIVE
--------------------------------------------------------------------------------


                  Property Information                                      Mortgage Loan Information
Number of Mortgaged Real Properties                     1     Originator                                       GSCMC
Location (City/State)                    Bridgewater, New     Cut-off Date Principal Balance            $190,000,000
                                                   Jersey
Property Type                                      Office     Cut-off Date Principal Balance PSF/Unit        $283.71
Size (sf)                                         669,704     Percentage of Initial Mortgage Pool Balance       5.3%
Percentage Leased as of May 31, 2006               100.0%     Number of Mortgage Loans                             1
Year Built                                           1987     Type of Security                            Fee Simple
Appraisal Value                              $250,000,000     Mortgage Rate                                  5.7465%
Underwritten Occupancy                               100%     Original Term to Maturity (Months)                 114
Underwritten Revenues                         $17,660,218     Original Amortization Term (Months)      Interest Only
Underwritten Total Expenses                      $176,602     Cut-off Date LTV Ratio                           76.0%
Underwritten Net Operating Income (NOI)       $17,483,616     LTV Ratio at Maturity                            76.0%
Underwritten Net Cash Flow (NCF)              $17,349,675     Underwritten DSCR on NOI                         1.58x
                                                              Underwritten DSCR on NCF                         1.57x

o The Loan. The mortgage loan (the "55 Corporate Drive Loan") is evidenced by a note in the original principal amount of $190,000,000 and is secured by a first mortgage encumbering an office building in Bridgewater, New Jersey (the "55 Corporate Drive Property"), which is part of a commercial condominium development. The 55 Corporate Drive Loan was originated by Goldman Sachs Commercial Mortgage Capital, L.P. and subsequently purchased by Goldman Sachs Mortgage Company. The 55 Corporate Drive Loan was originated on June 6, 2006 and represents approximately 5.3% of the initial mortgage pool balance. The note evidencing the 55 Corporate Drive Loan had an original principal balance and has a principal balance as of the cut-off date of $190,000,000 and an interest rate of 5.7465%. The proceeds of the 55 Corporate Drive Loan were used to acquire the 55 Corporate Drive Property.

      The 55 Corporate Drive Loan had an initial term of 114 months and has a remaining term of 113 months. The loan requires payments of interest only during the term of the loan. The scheduled maturity date is the payment date in December 2015. Voluntary prepayment of the 55 Corporate Drive Loan is prohibited until the payment date in October 2015. Defeasance with direct, non-callable obligations of the United States of America is permitted at any time after the second anniversary of the securitization closing date.

o The Property. The 55 Corporate Drive Property is a class A office building located in Bridgewater, New Jersey and is comprised of several units of a commercial condominium development. The 55 Corporate Drive Property was constructed in 1987 and is located on a 149-acre campus, with three existing interconnected buildings totaling approximately 669,704 sf. The 55 Corporate Drive Property is currently 100.0% occupied by Sanofi-Aventis U.S. Inc ("Aventis"), a subsidiary of Sanofi-Aventis, which is rated AA-/A1/AA- by Fitch, Moody's and S&P, respectively. Aventis has entered into a long term lease agreement which will expire in April 2023. Sanofi-Aventis has provided a guarantee for up to $250,000,000 to cover the payment of rent under the lease. In the event Aventis should default on its rent payments, the amount of the guaranty will be reduced dollar-for-dollar as Sanofi-Aventis makes payments under the guaranty to cover the rent due under the lease.

      The following table presents certain information relating to the major tenant at the 55 Corporate Drive Property:

           Largest Tenants Based on Annualized Underwritten Base Rent


                                                                               % of Total     Annualized
                                                                Annualized     Annualized    Underwritten
                         Credit Rating                 % of    Underwritten   Underwritten      Base Rent    Lease
    Tenant Name      (Fitch/Moody's/S&P)(1)   NRSF      NRSF    Base Rent (2)    Base Rent    ($ per NRSF)  Expiration
    -----------      ----------------------   ----      ----    -------------    ---------    ------------  ----------
Aventis, Inc.             AA-/A1/AA-        669,704   100.0%   $16,072,896        100.0%        $24.00     4/30/2023
                                              ----      ----    -------------    ---------    ------------
Total All Tenants                           669,704   100.0%   $16,072,896        100.0%        $24.00
                                              ====      ====    =============    =========    ============

(1) Ratings are those of the parent company, sanofi-aventis who has guaranteed the lease payments over the term of the lease.
(2) Taking into account the following free rent periods: Building III free rent period from November 2005 through October 2007, Building I-II free rent period from June 2006 through April 2008.

o The Borrower. The borrower consists of four tenants-in-common, GKK 55 Corporate LLC, SLG 55 Corporate LLC, GKK 55 Corporate II LLC and SLG 55 Corporate II LLC, each of which is a single-purpose, single-asset entity. Legal counsel to the borrower has delivered a non-consolidation opinion with respect to each tenant-in-common in connection with the origination of the 55 Corporate Drive Loan. The borrower of the 55 Corporate Drive Loan is indirectly owned by SL Green Realty Corp. and Gramercy Capital Corp. SL Green Realty Corp. is in the business of owning, managing, and leasing, acquiring and repositioning office properties and currently owns 29 buildings comprising over 17 million square feet in midtown Manhattan. Gramercy Capital Corp. is a commercial real estate finance company organized as a real estate investment trust that invests primarily in office and retail properties in the New York metropolitan area. SL Green Realty Corp. and Gramercy Capital Corp. are joint and several guarantors of the non-recourse carve-outs and certain environmental obligations under the 55 Corporate Drive Loan.

o Escrows. At origination, the borrower deposited $44,198,193 into a reserve account to cover certain tenant improvements, leasing commissions and other unfunded obligations at the 55 Corporate Drive Property. In addition, the borrower deposited $18,638,137 into a reserve account to cover debt service during free rent periods under the Aventis lease. During the continuance of a 55 Corporate Drive Cash Trap Period, the loan documents provide for monthly escrows of real estate taxes, insurance, capital expenditures and tenant improvement allowances and leasing commissions. In addition, during an event of default under the 55 Corporate Drive loan documents, or an event of default by Aventis under its lease, all amounts remaining after the payment of debt service on the 55 Corporate Drive Loan, the funding of reserves, the payment of debt service on any mezzanine loan and the payment of budgeted operating expenses will be reserved as additional collateral for the 55 Corporate Drive Loan. A "55 Corporate Drive Cash Trap Period" means (i) at any time the guarantor of the Aventis lease is rated by one or more of the rating agencies, any period during which the guarantor of the Aventis lease is not rated BBB- or higher by at least one such rating agency, (ii) at any time the guarantor of the Aventis lease is not rated by any of the rating agencies, any period during which the net worth of the guarantor of the Aventis lease is less than $1.25 billion, or (iii) any period during which the guaranty of the Aventis lease is no longer in full force and effect as determined by a court of competent jurisdiction or reasonably agreed by the borrower.

o Lock Box and Cash Management. The 55 Corporate Drive Loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to a lender-controlled lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. On each business day that there is no event of default under the 55 Corporate Drive Loan and no event of default by Aventis under its lease, all funds in the lockbox account will be remitted to an account specified by the borrower, unless a 55 Corporate Drive Cash Trap Period is ongoing, in which case, only those amounts in excess of the reserves required during a 55 Corporate Drive Cash Trap Period will be so remitted. During the continuance of an event of default under the 55 Corporate Drive Loan, the lender may apply any funds in the lockbox account to the obligations of the borrower under the 55 Corporate Drive Loan in such order of priority as the lender may determine.

o Property Management. The 55 Corporate Drive Property is currently managed by S.L. Green Management Corp., an affiliate of the borrower, pursuant to a management agreement. Under the 55 Corporate Drive loan documents, the property manager's fee cannot exceed 4% of the revenues from the 55 Corporate Drive Property. The lender may require the borrower to cease managing the property or replace the property manager, as the case may be, if an event of default under the 55 Corporate Drive Loan has occurred. In addition, the lender may require the borrower to replace the property manager if the property manager becomes insolvent or upon a material default by the property manager under the property management agreement.

o Mezzanine or Subordinate Indebtedness. The loan documents permit, among other things, (a) the pledge of direct or indirect equity interests in the borrower in connection with 55 Corporate Drive Permitted Mezzanine Debt,
      (b) the pledge of indirect interests in the borrower to secure debt that is fully recourse to Gramercy Capital Corp. or its affiliate, GKK Capital L.P., and secured by a significant amount of collateral in addition to the indirect equity interests in borrower so pledged, and (c) the pledge of direct or indirect equity interests in, and the rights to distributions from, certain permitted equityholders of the borrower, or issuance by such equityholders of preferred equity. "55 Corporate Drive Permitted Mezzanine Debt" means indebtedness of a direct or indirect owner of the borrower that is secured by a pledge of the direct or indirect equity interests in the borrower; provided that, among other things, (i) such indebtedness is not in excess of $25,000,000 (ii) the 55 Corporate Drive Property meets certain performance requirements, including among others that: (A) the aggregate loan-to-value ratio of the 55 Corporate Drive Loan and the mezzanine loan is not in excess of 90%, and (B) the aggregate debt-service-coverage-ratio of the 55 Corporate Drive Loan and the mezzanine loan for the immediately preceding twelve month period ending on the last day of a fiscal quarter is not less than 1.10x.

o Terrorism Insurance. The 55 Corporate Drive loan documents provide that borrower's insurance obligations will be satisfied if Aventis has obtained the insurance required under its lease or is self-insuring in accordance with its lease. Self-insurance by Aventis is subject to the requirement that that the Aventis lease continue to be guaranteed by Sanofi-Aventis and that Sanofi-Aventis maintains a credit rating of BBB or higher (or if not rated, maintains a net worth of at least $1 billion). Aventis is required to maintain terrorism insurance, whether via self-insurance or through the purchase of a third-party policy, at any time that owners or mortgagees of similarly situated buildings typically require such coverage. As of the closing of the 55 Corporate Drive Loan, Aventis was providing insurance for acts of terrorism under its self-insurance program. In the event that Aventis does not provide the insurance it is required to provide pursuant to its lease, the borrower is required to provide the insurance coverage required by lender under the 55 Corporate Drive loan documents. Such insurance includes an all risk insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the 55 Corporate Drive Property as well as business interruption insurance covering the 18-month period from the occurrence of a casualty (plus an extended period of indemnity for 12 months after restoration). Under the circumstances in which the borrower is required to purchase such policies, it must maintain such coverage only if it is then being obtained by prudent owners of real estate in the United States of a similar type and quality and in a similar location to the 55 Corporate Drive Property or is otherwise available for an annual premium of $175,000 or less (or if prudent owners are not maintaining such coverage or if such coverage is not available for an annual premium of $175,000 or less, then the borrower is required to obtain the amount of terrorism coverage available for an annual premium of $175,000 or less, as is acceptable to lender in its reasonable discretion). See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates" in the Prospectus Supplement.

o Condominium. The 55 Corporate Drive Property is comprised of Units I, II and III of a commercial condominium know as the 55 Corporate Drive Condominium, which was established pursuant to a declaration filed in November 2005. At origination, there were no units other than the units owned by the borrower. There is an adjacent parcel that is subject to the condominium declaration, but is not collateral for the loan, that if developed as an additional condominium unit would entitle the owner of such unit to appoint one or more members to the condominium board and share certain common elements. At origination, the condominium board consisted of two members, both of whom were appointed by the borrower.

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - 350 MADISON AVENUE
--------------------------------------------------------------------------------


                  Property Information                                        Mortgage Loan Information
Number of Mortgaged Real Properties                     1      Originator                                         GCFP
Location (City/State)                  New York, New York      Cut-off Date Principal Balance             $180,000,000
Property Type                                      Office      Cut-off Date Principal Balance PSF/Unit         $468.84
Size (sf)                                         383,927      Percentage of Initial Mortgage Pool Balance        5.0%
Percentage Leased as of June 1, 2006                99.2%      Number of Mortgage Loans                              1
Year Built/Year Renovated                       1924/2001      Type of Security                             Fee Simple
Appraisal Value                              $260,000,000      Mortgage Rate                                    5.600%
Underwritten Occupancy                              96.7%      Original Term to Maturity (Months)                  120
Underwritten Revenues                        $ 23,847,542      Original Amortization Term (Months)       Interest Only
Underwritten Total Expenses                   $ 9,058,724      Cut-off Date LTV Ratio                            69.2%
Underwritten Net Operating Income (NOI)      $ 14,788,818      LTV Ratio at Maturity                             69.2%
Underwritten Net Cash Flow (NCF)             $ 14,331,951      Underwritten DSCR on NOI                          1.45x
                                                               Underwritten DSCR on NCF                          1.40x

o The Loan. The mortgage loan (the "350 Madison Avenue Loan") is evidenced by a single note and is secured by first mortgages encumbering a 383,927 sf class-A office building located in New York, New York (the "350 Madison Avenue Property"). The 350 Madison Avenue Loan represents approximately 5.0% of the initial mortgage pool balance. The 350 Madison Avenue Loan was originated on February 1, 2006, has an original principal balance and a principal balance as of the cut-off date of $180,000,000, and an interest rate of 5.600% per annum. The DSCR and LTV on the 350 Madison Avenue Loan are 1.40x and 69.2%, respectively. The borrower contributed approximately $10.4 million of equity at closing which, together with the proceeds of the 350 Madison Avenue Loan, was used to refinance existing debt totaling $184.5 million, fund reserves, and pay closing costs. The current sponsors acquired the 350 Madison Avenue Property on February 7, 2005 for a total cost of approximately $202.6 million including reserves and closing costs. Including the additional costs of the subject loan, their basis in the 350 Madison Avenue Property is $208.6 million.

      The 350 Madison Avenue Loan has an initial term of 120 months and a remaining term of 115 months. The loan requires payments of interest only for the entire term. The scheduled maturity date is February 6, 2016. Voluntary prepayment of the 350 Madison Avenue Loan is prohibited prior to the payment date of November 6, 2015 and permitted on such payment date and thereafter without a penalty. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted from August 6, 2008.

o The Property. The 350 Madison Avenue Property is a 25-story, 383,927 sf class-A office building (including a 21,952 sf, 4-story annex building) located on the southwest corner of Madison Avenue and 45th Street in New York, New York. The collateral includes the main office tower at 350 Madison Avenue (361,975 sf) and a 4-story annex building at 10-12 East 45th Street (21,952 sf) connected to the tower with access to the Paul Stuart retail space via interior corridors. Built in 1924, the brick and steel building features floor plates of 6,500 to 22,000 square feet. As the building does not directly abut the neighboring buildings, floors benefit from windows on all sides, providing natural light to all areas of the floor plates. Located two blocks from Grand Central station, the building enjoys easy commuter access as well as many retail and dining amenities. A prior ownership group purchased the property from Conde Nast Publications in July 1999. At the time of the sale, Conde Nast occupied all of the space in the building, except for the retail component. Between 1999 and 2001, the prior owner completed a $40 million renovation program to reposition the building as a Class A, multi-tenant office tower taking advantage of its location. The renovation included replacement or upgrades of all major mechanical systems and creating a new lobby designed by the architecture firm of Skidmore, Owings, and Merrill. The newly renovated space was then leased as a multi-tenant building. The 76,903 sf Paul Stuart retail space has not been renovated.

      As of June 1, 2006, the 350 Madison Avenue Property was 99.2% leased to 13 office tenants and one retail tenant. The four largest tenants lease 69.5% of the building. The three largest office tenants utilize the property as their New York headquarters. Paul Stuart, an international retailer of upscale clothing, has been a tenant in the 350 Madison Avenue Property since 1965 and currently leases 76,903 sf through September 2014. 50,000 sf of Paul Stuart's space is prime retail space with frontage on both Madison Avenue and 45th Street. According to an appraisal by Cushman & Wakefield dated October 1, 2005, Paul Stuart's current annual rent is approximately $6 million below market levels, but there can be no assurance that such rents can ever be achieved..

      The 350 Madison Avenue Borrower (as defined below) and Kensico Properties ("Kensico"), an affiliate of the sponsors, have entered into a master lease for 28,175 sf located on the 16th and 17th floors at a rent of $54.66 per square foot per annum for a term of 4 years from the closing date (expiring February 6, 2010). The obligation under this master lease is guaranteed by the loan sponsors to a maximum liability of $4,288,333.33. Such liability shall be reduced dollar for dollar by rents paid by rents paid by Kensico under the master lease and by any rents received by any replacement leases on the master leased space. This master leased space represents 7.3% of the total rentable square footage of the building. The space was previously leased by a tenant that never took occupancy and subsequently filed for bankruptcy. The tenant security deposit was used by the owner to pay rents until it was depleted. The master lease was required by lender as a closing condition for a prior mortgage loan secured by the 350 Madison Avenue Property.

      The 350 Madison Avenue Property was granted a property tax abatement under the Industrial and Commercial Incentive Plan ("ICIP") between 2001 and 2012 due to the increase in the value of improvements as a result of past renovations. Property taxes on the exemption base of $10.44 million are 100% exempt for the first 8 years through 2008, then the exemption is phased-out 20% per year for the following 4 years, at which time the abatement ends. Based on the current tax rate of 11.674%, the abatement equals approximately $1.2 million.

      The following table presents certain information relating to some of the largest tenants at the 350 Madison Avenue Property:

                                               Largest Tenants Based on Annualized Base Rent

                               Credit                                         % of Total     Annualized
                               Rating                          Annualized     Annualized     Underwritten
                            (Fitch/Moody's/  Tenant    % of     Underwritten   Underwritten   Base Rent
          Tenant Name          S&P)(1)        NRSF     NRSF     Base Rent      Base Rent     (per NRSF)   Lease Expiration
          -----------          -------        ----     ----     ---------      ---------     ----------   ----------------
   BT North America              A-/NR/A-     81,915    21.3%   $4,914,900       25.1%       $60.00       2/28/2013
   C.E. Unterberg Towbin         NR/NR/NR     73,450    19.1     3,464,500       17.7        $47.17       3/31/2016
   Paul Stuart                   NR/NR/NR     76,903    20.0     2,585,801       13.2        $33.62       9/30/2014
   Citco Fund Services (USA,
      Inc.)                      NR/NR/NR     34,700     9.0     2,131,158       10.9        $61.42       10/31/2011
   Master Lease (Kensico
      Properties N.V. Inc.)      NR/NR/NR     28,175     7.3     1,540,000        7.9        $54.66        2/6/2010
                                              ----     ----     ---------      ---------     ----------
   Total Largest Tenants                      295,143   76.9%   $14,636,359      74.8%       $49.59
   Other Tenants                              85,540    22.3     4,924,203       25.2        $57.57
   Vacant Space                                3,244     0.8
                                              ----     ----     ---------      ---------     ----------
   Total/Wtd. Avg. All
      Tenants                                 383,927  100.0%   $19,560,562     100.0%       $51.38
                                              ====     ====     =========      =========     ==========

(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      The following table presents certain information relating to the lease rollover schedule at 350 Madison Avenue Property:


                          Lease Expiration Schedule(1)

                                                                                       % of Total       Annualized
                                                                       Annualized      Annualized      Underwritten
     Year Ending                      % of Total     Cumulative of    Underwritten    Underwritten      Base Rent
     December 31,    Expiring NRSF       NRSF         Total NRSF       Base Rent        Base Rent       (per NRSF)
     ------------    -------------       ----         ----------       ---------        ---------       ----------
   2006                       0           0.0%             0.0%                $0          0.0%             $0.00
   2007                       0           0.0              0.0%                 0          0.0              $0.00
   2008                   9,075           2.4              2.4%           435,600          2.2             $48.00
   2009                       0           0.0              2.4%                 0          0.0              $0.00
   2010                  28,175           7.3              9.7%         1,540,000          7.9             $54.66
   2011                 105,628          27.5             37.2%         6,610,761         33.8             $62.59
   2012                       0           0.0             37.2%                 0          0.0              $0.00
   2013                  81,915          21.3             58.6%         4,914,900         25.1             $60.00
   2014                  76,903          20.0             78.6%         2,585,801         13.2             $33.62
   2015                       0           0.0             78.6%                 0          0.0              $0.00
   2016 &
      Thereafter         78,987          20.6             99.2%         3,473,500         17.8             $43.98
   Vacant                 3,244           0.8            100.0%               N/A         N/A                N/A
                     -------------       ----                          ---------        ---------       ----------
   Total/Wtd. Avg.      383,927         100.0%                        $19,560,562        100.0%            $51.38
                     =============       ====                          =========        =========       ==========

(1)   Calculated based on approximate square footage occupied by each tenant.

o The Borrower. The borrower is 350 Madison Properties LLC (the "350 Madison Avenue Borrower"), a single asset, single-member, special purpose, bankruptcy remote Delaware limited liability company with an independent director. Legal counsel to the borrower delivered a non consolidation opinion in connection with the origination of the 350 Madison Avenue Loan. Nabil and Fouad Chartouni (the "350 Madison Avenue Loan Sponsors") each indirectly own 50% of the 350 Madison Avenue Borrower. The 350 Madison Avenue Loan has the standard non-recourse carveout obligations and joint and several guaranties of those obligations have been provided by the 350 Madison Avenue Sponsors. In addition, the 350 Madison Avenue Sponsors provided a guaranty pursuant to which $5,000,000 of the cost of the replacing the facade of the building and the completion of the replacement was guarantied. The 350 Madison Avenue Borrower is obligated to complete such improvements within the first five years of the loan term using its own funds and not funds from the 350 Madison Avenue Loan reserve accounts.

      Since 1979, the 350 Madison Avenue Sponsors have conducted their property investment and operations through multiple, wholly owned entities. The Chartouni's have developed and invested in real estate projects in the U.S., Europe and Asia. They have or continue to directly or indirectly own and operate properties in New York City, including at 366 Madison Avenue, 509 Madison Avenue, 11 East 44th Street, and The Lowell Hotel. Additionally, they have invested in development parcels on Long Island and Connecticut, The L'Ermitage Hotel in Beverly Hills, and Credicom, a publicly traded European property company which owned, among other investments, The Richemond Hotel in Geneva and The Amanresort Chain in Asia.

o Escrows and Reserves. The 350 Madison Avenue Loan provides for upfront and ongoing reserves as follows:

      Tax and Insurance Reserve: The funds in such account will be used to pay for taxes and insurance premiums. The 350 Madison Avenue Borrower is required to make monthly contributions into the account in an amount equal to 1/12th of the amount the lender estimates will be necessary to pay impositions, such as taxes and insurance premiums, over the succeeding twelve months.

      Capital Expense Reserve: The 350 Madison Avenue Borrower is required to deposit $5,870 per month ($70,440 per year) into this reserve account. Funds in this reserve shall be used for approved capital expenses at the 350 Madison Avenue Property.

      Rollover Reserve: The 350 Madison Avenue Borrower is required to deposit $29,350 per month ($352,200 per year) into this reserve account. Also, any lease termination payment shall be paid into this reserve account. Funds in this reserve shall be used for approved tenant improvement and leasing commission costs at the 350 Madison Avenue Property.

      Master Lease Space Rollover Reserve: At closing, $2,000,000 was deposited with the lender into an upfront master lease space rollover reserve to be used for certain tenant improvement and leasing commission costs associated with the re-leasing of the former Vennworks space (28,175 sf on the 15th and 16th floors) described under "--The Property" above.

      Special Rollover Reserve: During a "Lease Sweep Period" (hereafter defined), an amount equal to the lesser of all excess cash and the amount necessary to terminate the Lease Sweep Period in question shall be deposited into this account to pay for approved leasing expenses to re-tenant the applicable leased space. In addition, the Down Time Funds (defined below) on deposit in this account may be used to fund debt service or operating expense shortfalls on any given payment date. A "Lease Sweep Period" is a period which commences (1) 12 months prior to the expiration of the BT North America lease or C.E. Unterberg, Towbin lease, (2) if either lease is not renewed, (3) if either lease is terminated or surrendered, (4) if a monetary or material non-monetary default under either lease occurs beyond any applicable notice and cure period; or (5) if either tenant is the subject of an insolvency proceeding; and terminates upon the earliest to occur of the following:
      (A) when an amount equal to the sum of (x) fifty percent (50%) of the then-escalated annual rent under the subject lease for the year immediately prior to the commencement of the subject Lease Sweep Period (the "Down-Time Funds") plus (y) $40.00 per square foot of space demised under the subject lease or, in the event of a partial termination or surrender, the affected portion of such lease (the "TILC Funds" and together with the Down-Time Funds, the "Lease Sweep Amount") has accumulated in the Special Rollover Reserve account and the Rollover Reserve account; (B) when all of the space demised under the subject lease has been fully leased pursuant to acceptable replacement lease(s) and all approved leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; (C) for a Lease Sweep Period commencing as described in clauses (1), (2) or (3) above, when the subject lease is extended or renewed and funds in an amount equal to expressly identifiable and quantifiable contractual obligations of the borrower have accumulated in the Special Rollover Reserve account and Rollover Reserve account to pay for all tenant improvement costs and leasing commissions (if any) in connection with such renewal or extension,
      (D) for a Lease Sweep Period commencing as described in clause (4) above, when the subject default has been cured; (E) for a Lease Sweep Period commencing as described in clause (5) above, when the applicable insolvency proceeding has terminated or the applicable lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to lender; or (F) when an irrevocable letter of credit with a face amount equal to the Lease Sweep Amount has been delivered to the lender.

o Lock Box and Cash Management. The 350 Madison Avenue Loan requires a hard lock box, which was put in place at closing. The loan documents require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt and that the borrower instruct all tenants to send rents directly to the lockbox account. On each business day, all funds on deposit in the lockbox account are swept to a cash management account under the control of the lender. Unless a Lease Sweep Period is continuing, all available cash after payment of debt service, operating expenses and required reserves is remitted to the borrower.

o Property Management. The 350 Madison Avenue Property is managed by 350 Management LLC (the "350 Madison Avenue Manager"), a Delaware limited liability company that is affiliated with the borrower. The 350 Madison Avenue Manager has contracted out property management pursuant to a sub-management agreement to Monday Properties Services, LLC, an un-related, third-party company that is an affiliate of Monday Properties. Monday Properties manages a portfolio of 17 properties consisting of over 7 million sf, and has managed the 350 Madison Avenue Property for six years. The lender may replace the property manager if (i) an Event of Default is continuing under the loan documents or (ii) the 350 Madison Avenue Manager is in material default under the management agreement, or
      (iii) upon the gross negligence, malfeasance or willful misconduct of the 350 Madison Avenue Manager. 350 Madison Avenue Manager receives an annual management fee of 3.5% of the gross revenues from the operation of the 350 Madison Avenue Property. The approved management fee between the 350 Madison Avenue Borrower and the 350 Madison Avenue Manager is capped at
      (i) 1% of gross revenue of the property if the manager is an affiliate of the 350 Madison Avenue Borrower or 350 Madison Avenue Sponsors or (ii) 2% of gross revenue of the property if either (a) the manager is a third-party, un-affiliated company or (b) the manager is an affiliate of the 350 Madison Avenue Borrower or 350 Madison Avenue Sponsors and such affiliated manager sub-contracts all day-to-day operation and leasing obligations under the management agreement to a third-party, un-affiliated manager. The 350 Madison Avenue Borrower is permitted to pay management fees in excess of such cap from its own funds. The current sub-management agreement fee is $300,000 per year subject to 3% per year increases.

o     Mezzanine or Subordinate Indebtedness. Not permitted.

o Terrorism Insurance. The 350 Madison Avenue Property is insured against acts of terrorism as part of its "all-risk" property coverage. The 350 Madison Avenue Loan documents require the 350 Madison Avenue Borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the 350 Madison Avenue Property, provided that such coverage is available. In the event that coverage for terrorism is not included as part of the "all risk" property policy, the borrower will, nevertheless be required to obtain coverage for terrorism (as stand alone coverage) to the extent available, in an amount equal to 100% of the replacement cost of the 350 Madison Avenue Property, subject to a premium cap equal to 125% of the aggregate insurance premiums payable with respect to all required property insurance coverage for the last policy year in which coverage for terrorism was included as part of an all-risk policy, adjusted annually by a percentage equal to the increase in the Consumer Price Index. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates" in the Prospectus Supplement.

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - PORTALS I
--------------------------------------------------------------------------------


                   Property Information                                      Mortgage Loan Information
Number of Mortgaged Real Properties                    1   Originator                                            GSCMC
Location (City/State)                     Washington, DC   Cut-off Date Principal Balance                 $155,000,000
Property Type                                     Office   Cut-off Date Principal Balance PSF/Unit             $325.65
Size (sf)                                        475,975   Percentage of Initial Mortgage Pool Balance            4.3%
Percentage Leased as of June 6, 2006               93.4%   Number of Mortgage Loans                                  1
Year Built                                          1992   Type of Security                                 Fee Simple
Appraisal Value                             $235,000,000   Mortgage Rate                                        6.033%
Underwritten Occupancy                             93.4%   Original Term to Maturity (Months)                      121
Underwritten Revenues                        $23,385,921   Original Amortization Term (Months)           Interest Only
Underwritten Total Expenses                   $8,771,496   Cut-off Date LTV Ratio                                66.0%
Underwritten Net Operating Income (NOI)      $14,614,425   LTV Ratio at Maturity                                 66.0%
Underwritten Net Cash Flow (NCF)             $13,636,052   Underwritten DSCR on NOI                              1.54x
                                                           Underwritten DSCR on NCF                              1.44x


o The Loan. The mortgage loan (the "Portals I Loan") is evidenced by a note in the original principal amount of $155,000,000 and is secured by a first mortgage encumbering an office building in Washington, DC (the "Portals I Property"). The Portals I Loan was originated by Goldman Sachs Commercial Mortgage Capital, L.P. and subsequently purchased by Goldman Sachs Mortgage Company. The Portals I Loan was originated on June 6, 2006 and represents approximately 4.3% of the initial mortgage pool balance. The note evidencing the Portals I Loan had an original principal balance and has a principal balance as of the cut-off date of $155,000,000 and an interest rate of 6.033%. The proceeds of the Portals I Loan were used to refinance existing debt on the Portals I Property

      The Portals I Loan had an initial term of 121 months and has a remaining term of 120 months. The loan requires payments of interest only during the term of the loan. The scheduled maturity date is the payment date in July 2016. Voluntary prepayment of the Portals I Loan is prohibited until the payment date in March 2016. Defeasance with direct, non-callable obligations of the United States of America is permitted at any time after the second anniversary of the securitization closing date.

o The Property. The Portals I Property is a 9-story, 475,975 sf class-A office building (including 20,648 sf of retail space), located in Washington, DC. The building contains a 261,500 sf below grade parking garage that is leased to Central Parking. The Portals I Property was completed in 1992 as the first phase of the larger mixed-use development that now includes a 450-room Mandarin Oriental Hotel that opened in 2004, Portals II which is the headquarters of the FCC and the Portals III office building. As of June 6, 2006, the Portals I Property was approximately 93.4% occupied, with 18 tenants.

      The largest leases, representing approximately 89.0% of the building, are with Carefirst BlueCross BlueShield and various U.S. Government agencies. The following table presents certain information relating to the major tenants at the Portals I Property:

           Largest Tenants Based on Annualized Underwritten Base Rent


                       Credit Rating                        Annualized    % of Total Annualized       Annualized
                      (Fitch/Moody's/             % of     Underwritten     Underwritten Base      Underwritten Base     Lease
Tenant Name               S&P)(1)        NRSF     NRSF      Base Rent             Rent              Rent (per NRSF)    Expiration
-------------------   ---------------   -------   -----    ------------   ---------------------    -----------------   ----------
Carefirst BlueCross
BlueShield             NR / NR / NR      94,889    19.9%     $4,388,663                    23.0%              $46.25   4/30/2011
GSA (FCC)              NR / NR / AAA     73,600    15.5       3,236,600                    17.0               $43.98   10/31/2012
GSA (USDA)             NR / NR / AAA     56,590    11.9       2,575,050                    13.5               $45.50   12/31/2011
GSA (USDA)             NR / NR / AAA     60,354    12.7       2,540,337                    13.3               $42.09   10/15/2008
GSA (HHS)              NR / NR / AAA     55,100    11.6       2,256,903                    11.8               $40.96   11/30/2009
GSA (HUD)              NR / NR / AAA     43,500     9.1       1,823,151                     9.6               $41.91   7/26/2012
GSA (FAA)              NR / NR / AAA     39,494     8.3       1,609,387                     8.4               $40.75   7/26/2012
                                        -------   -----    ------------   ---------------------    -----------------
Total Largest
Tenants                                 423,527    89.0%    $18,430,091                    96.6%              $43.52
Remaining Tenants                        21,112     4.4         648,982                     3.4               $30.74
Vacant Spaces                            31,336     6.6               0                     0.0                $0.00
                                        -------   -----    ------------   ---------------------    -----------------
Total/Wtd. Avg.
All Tenants                             475,975   100.0%    $19,079,073                   100.0%              $42.91
                                        =======   =====    ============   =====================    =================


(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Portals I Property:

                          Lease Expiration Schedule (1)


                                                                                         % of Total       Annualized
                                                                       Annualized        Annualized      Underwritten
                           Expiring         % of       Cumulative     Underwritten   Underwritten Base    Base Rent
Year Ending December 31,     NRSF        Total NRSF   of Total NRSF     Base Rent           Rent          (per NRSF)
------------------------   -----------   ----------   -------------   ------------   -----------------   -----------
2006                             3,695       0.8%         0.8%            $138,581          0.7%            $37.51
2007                             4,460       0.9          1.7%             217,355          1.1             $48.73
2008                            63,954      13.4         15.1%           2,716,269         14.2             $42.47
2009                            63,427      13.3         28.5%           2,324,516         12.2             $36.65
2010                                 0       0.0         28.5%                   0          0.0              $0.00
2011                           151,479      31.8         60.3%           6,963,713         36.5             $45.97
2012                           156,594      32.9         93.2%           6,669,138         35.0             $42.59
2013                                 0       0.0         93.2%                   0          0.0              $0.00
2014                             1,030       0.2         93.4%              49,502          0.3             $48.06
2015                                 0       0.0         93.4%                   0          0.0              $0.00
2016 & Thereafter                    0       0.0         93.4%                   0          0.0              $0.00
Vacant                          31,336       6.6        100.0%                   0          0.0              $0.00
                           -----------   ----------                   ------------   -----------------   -----------
Total/Wtd. Avg.                475,975     100.0%                      $19,079,073        100.0%            $42.91
                           ===========   ==========                   ============   =================   ===========


(1)   Calculated based on approximate square footage occupied by each tenant.

o The Borrower. The borrower is Parcel 49b Limited Partnership, a single-purpose, single-asset entity. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the Portals I Loan. The borrower of the Portals I Loan is indirectly owned by Tower Associates, Inc. and Portals Development Associates Limited Partnership, an affiliate of Republic Properties Corporation. Republic Properties Corporation is a Washington, DC based, privately owned, real estate investment, management and development company focusing on institutional quality real estate. Portals Development Associates Limited Partnership is the guarantor of the non-recourse carve-outs and certain environmental obligations under the Portals I Loan.

o Escrows. At origination, the borrower deposited $2,500,000 into a reserve account to cover certain tenant improvements and leasing commissions at the Portals I Property and $47,500 into a reserve account to cover certain deferred maintenance conditions at the Portals I Property. The loan documents provide for monthly escrows for real estate taxes and insurance and, for a two-year period commencing on January 1, 2009, monthly escrows for certain tenant improvements and leasing commissions. In addition, during the continuance of a Portals I Cash Trap Period, the loan documents require the reserve of all amounts on deposit in the cash management account as additional collateral for the Portals I Loan, after the payment of debt service and budgeted operating expenses and the funding of required monthly escrows for real estate taxes, insurance, capital expenditures, tenant improvement allowances and leasing commissions. A "Portals I Cash Trap Period" means any period commencing as of the end of any fiscal quarter in which the net operating income of the Portals I Property for the prior twelve-month period is less than 85% of the net operating income at origination and terminating as of the end of any two consecutive fiscal quarters in which the net operating income of the Portals I Property for the prior twelve-month period is at least equal to 85% of the net operating income at origination.

o Lock Box and Cash Management. The Portals I Loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to a lender-controlled lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. On each business day that there is no event of default under the Portals I Loan and no Portals I Cash Trap Period is ongoing, all funds in the lockbox account in excess of debt service, all other amounts due lender and all reserves required under the loan documents will be remitted to an account specified by the borrower. During the continuance of an event of default under the Portals I Loan, the lender may apply any funds in the lockbox account to the obligations of the borrower under the Portals I Loan in such order of priority as the lender may determine.

o Property Management. The Portals I Property is currently managed by Portals Development Associates Limited Partnership, an affiliate of the borrower, pursuant to a management agreement. Under the loan documents, the property manager's fee cannot exceed 4% of the revenues from the Portals I Property. The lender may require the borrower to replace the property manager if an event of default under the Portals I Loan has occurred or the property manager becomes insolvent, or upon a material default by the property manager under the property management agreement.

o Terrorism Insurance. The loan documents require that the all risk insurance policies required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Portals I Property as well as business interruption insurance covering the 18 month period from the occurrence of a casualty (plus an extended period of indemnity for 12 months after restoration). The borrower must maintain such coverage if it is then being obtained by prudent owners of real estate in the United States of a similar type and quality and in a similar location to the Portals I Property or is otherwise available for an annual premium of $175,000 or less (or if prudent owners are not maintaining such coverage or if such coverage is not available for an annual premium of $175,000 or less, then the borrowers are required to obtain the amount of terrorism coverage available for an annual premium of $175,000 or less, as is acceptable to lender in its reasonable discretion). The borrowers are permitted to maintain such terrorism coverage through a blanket policy. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates" in the Prospectus Supplement.

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - PACIFIC CENTER
--------------------------------------------------------------------------------


                      Property Information                                            Mortgage Loan Information
Number of Mortgaged Real Properties                           1   Originator                                             GCFP
Location (City/State)                     San Diego, California   Cut-off Date Principal Balance                 $121,200,000
Property Type                                            Office   Cut-off Date Principal Balance PSF/Unit             $276.11
Size (sf)                                               438,960   Percentage of Initial Mortgage Pool Balance            3.4%
Percentage Leased as of May 30, 2006                      88.8%   Number of Mortgage Loans                                  1
Year Built/Year Renovated                             1986/2002   Type of Security                                 Fee Simple
Appraisal Value                                    $155,000,000   Mortgage Rate                                       5.7594%
Underwritten Occupancy                                    88.8%   Original Term to Maturity (Months)                      120
Underwritten Revenues                               $13,073,145   Original Amortization Term (Months)           Interest Only
Underwritten Total Expenses                          $4,403,016   Cut-off Date LTV Ratio                                78.2%
Underwritten Net Operating Income (NOI)              $8,670,129   LTV Ratio at Maturity                                 78.2%
Underwritten Net Cash Flow (NCF)                     $8,648,181   Underwritten DSCR on NOI                              1.23x
                                                                  Underwritten DSCR on NCF                              1.22x


o The Loan. The mortgage loan (the "Pacific Center Loan") is evidenced by a single note and is secured by a first mortgage encumbering the class-A office building located at 1455 Frazee Road and 1615 Murray Canyon Road in San Diego, California (the "Pacific Center Property"). The Pacific Center Loan represents approximately 3.4% of the initial mortgage pool balance. The Pacific Center Loan was originated on April 19, 2006, has an original principal balance and a principal balance as of the cut-off date of $121,200,000, and an interest rate of 5.7594% per annum. The DSCR and LTV on the Pacific Center Loan are 1.22x and 78.2%, respectively. The proceeds of the Pacific Center Loan were used to return acquisition capital to the direct and indirect owners of the borrower.

      The Pacific Center Loan has an initial term of 120 months and a remaining term of 118 months. The Pacific Center Loan requires payments of interest only for the entire term. The scheduled maturity date is May 6, 2016. Voluntary prepayment of the Pacific Center Loan is prohibited prior to the payment date of February 6, 2016 and permitted on such payment date and thereafter without penalty. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted from August 6, 2008.

o The Property. The Pacific Center Property is comprised of two ten-story office towers and a six-level parking garage located on 6.37-acres in San Diego, California. The first tower was constructed in 1986 and consists of 220,757-sf. The second tower was built in 1988 and consists of 218,203 sf. The parking structure and surface parking field located between the two towers, contain 1,249 stalls and 172 surface parking spaces, yielding 1,421 stalls. In aggregate, the Pacific Center Property is comprised of 438,960 sf with average floor plates of approximately 22,000 sf.

      The largest tenant at the Pacific Center Property is Booz Allen & Hamilton, occupying approximately 112,524 sf and 25.6% of the property. Of that space, 51,553 sf expire in May, 2007, 25,724 sf expire in December, 2007, 22,322 sf expire in May, 2009, and 12,925 sf expire in April, 2011. The second largest tenant is Maxim Systems, occupying 34,307 sf and 7.8% of the Pacific Center Property under a lease expiring in February, 2012. The third largest tenant is CACI Technologies, Inc., occupying 29,802 sf and 6.8% of the Pacific Center Property under a lease expiring in July, 2010.

      As of May 30, 2006, the property is approximately 88.8% leased.

      The following table presents certain information relating to some of the largest tenants at the Pacific Center Property:

                  Largest Tenants Based on Annualized Base Rent


                                   Credit Rating                                        Annualized Underwritten
     Tenant Name               (Fitch/Moody's/S&P)(1)      Tenant NRSF     % of NRSF          Base Rent
-----------------------------  ----------------------   ----------------   ----------   -----------------------
Booz Allen & Hamilton                 NR/NR/NR                   112,524        25.6%         $3,237,272
Maxim Systems                         NR/NR/NR                    34,307         7.8             955,107
CACI Technologies, Inc               NR/Ba2/BB                    29,802         6.8             847,569
URS Corporation                      NR/Ba1/BB+                   27,869         6.3             846,880
BRAC - GSA Navy Base Realign        AAA/Aaa/AAA                   22,335         5.1             630,455
HRA Medical Mgmt                      NR/NR/NR                    19,207         4.4             546,247
Total Largest Tenants                                            246,044        56.1           7,063,529
Remaining Tenants                                                143,728        32.7           4,199,428
Vacant Space                                                      49,188        11.2                   0
                                                        ----------------   ----------   -----------------------
Total/Wtd. Avg. All Tenants                                      438,960       100.0%        $11,262,957
                                                        ================   ==========   =======================


                               % of Total Annualized    Annualized Underwritten Base
     Tenant Name               Underwritten Base Rent          Rent (per NRSF)         Lease Expiration
-----------------------------  ----------------------   ----------------------------   ----------------
Booz Allen & Hamilton                   28.7%                      $28.77                  Various(2)
Maxim Systems                            8.5                       $27.84                  2/28/2012
CACI Technologies, Inc                   7.5                       $28.44                   7/9/2010
URS Corporation                          7.5                       $30.39                  9/30/2010
BRAC - GSA Navy Base Realign             5.6                       $28.23                  8/15/2015
HRA Medical Mgmt                         4.8                       $28.44                  5/31/2010
Total Largest Tenants                   62.7                       $28.71
Remaining Tenants                       37.3                       $29.22
Vacant Space                             0.0                        $0.00
                               ----------------------   ----------------------------
Total/Wtd. Avg. All Tenants            100.0%                      $28.90
                               ======================   ============================


(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   51,553 sf expires on 5/31/2007, 25,724 sf expires 12/31/2007, 22,322 sf expires 5/31/2009 and 12,925 sf expires 4/30/2011.

      The following table presents certain information relating to the lease rollover schedule at the Pacific Center Property:

                          Lease Expiration Schedule(1)


                                                                                        Annualized Underwritten
Year Ending December 31,   Expiring NRSF   % of Total NRSF   Cumulative of Total NRSF          Base Rent
------------------------   -------------   ---------------   ------------------------   -----------------------
2006                          26,738             6.1%                   6.1%                           $791,784
2007                         116,939            26.6                   32.7%                          3,301,620
2008                          32,826             7.5                   40.2%                            997,020
2009                          24,996             5.7                   45.9%                            718,649
2010                          99,743            22.7                   68.6%                          2,937,718
2011                          28,062             6.4                   75.0%                            819,497
2012                          34,307             7.8                   82.8%                            955,107
2013                               0             0.0                   82.8%                                  0
2014                               0             0.0                   82.8%                                  0
2015                          26,161             6.0                   88.8%                            741,562
2016 & Thereafter                  0             0.0                   88.8%                                  0
Vacant                        49,188            11.2                  100.0%                                N/A
                           -------------   ---------------                               ----------------------
Total/Wtd. Avg.              438,960           100.0%                                               $11,262,957
                           =============   ===============                               ======================


                           % of Total Annualized    Annualized Underwritten Base
Year Ending December 31,   Underwritten Base Rent          Rent (per NRSF)
------------------------   ----------------------   ----------------------------
2006                               7.0%                         $29.61
2007                              29.3                          $28.23
2008                               8.9                          $30.37
2009                               6.4                          $28.75
2010                              26.1                          $29.45
2011                               7.3                          $29.20
2012                               8.5                          $27.84
2013                               0.0                           $0.00
2014                               0.0                           $0.00
2015                               6.6                          $28.35
2016 & Thereafter                  0.0                           $0.00
Vacant                             N/A                            N/A
                           ----------------------   ----------------------------
Total/Wtd. Avg.                  100.0%                         $28.90
                           ======================   ============================


(1)   Calculated based on approximate square footage occupied by each tenant.

o The Borrower. The borrower is Maguire Properties-Pacific Center, LLC (the "Pacific Center Borrower"), a special-purpose, bankruptcy-remote entity with two independent directors. Legal counsel to the Pacific Center Borrower delivered a non-consolidation opinion in connection with the origination of the Pacific Center Loan. The sponsor of the Pacific Center Borrower is Maguire Properties, Inc. ("MPI"), a publicly traded REIT, with a market capitalization of $1.47 billion as of May 30, 2006. Robert F. Maguire III, the largest shareholder, chairman of the board and Co-Chief Executive Officer of MPI, is an experienced real estate investor. MPI currently owns a portfolio comprised of whole or partial interests in 23 properties (69 buildings) with approximately 15.4 million net rentable sf, one 350-room hotel with 266,000 sf and structured parking (on- and off-site) totaling 10 million sf, and surface parking, which in total accommodates over 32,500 vehicles. MPI also owns undeveloped land that can support up to 7.3 million sf of office, retail, and residential uses and an additional 3.6 million sf of structure parking. In 1965, Robert F. Maguire III founded MPI's predecessor, Maguire Partners, to own, manage, develop and acquire office properties in the Southern California market. Over its 41-year history, Maguire Partners established a successful record of developing visible class-A buildings. MPI is one of the largest commercial real estate developers and owners headquartered on the West Coast and one of the nation's largest developers of class-A quality office and mixed-use properties. The company specializes in large, architecturally significant projects, and has developed a number of significant projects in Los Angeles County, including Wells Fargo Tower, US Bank Tower, Gas Company Tower, and KPMG Tower. The borrower sponsor's operating partner, Maguire Properties, L.P. ("MPLP") guaranteed the non-recourse carveouts of the Pacific Center Loan.

o Escrows. The loan documents provide for certain escrows of real estate taxes and insurance premiums. At closing, the Pacific Center Borrower made an initial deposit in an amount equal to $5,000,000 into a capital reserve to be used for common area upgrades. In addition to the foregoing, the Pacific Center Borrower will make monthly ongoing deposits into the capital reserve in an amount initially equal to $9,145, which amount will only need to be deposited on payment dates when the capital reserve is below $500,000. Additionally, at closing, the Pacific Center Borrower made an initial deposit in an amount equal to $4,400,000 into a tenant improvements and leasing commissions reserve. In addition to the foregoing, the Pacific Center Borrower will make monthly ongoing deposits in an amount initially equal to $45,725 commencing on the earlier to occur of (i) May 6, 2009 or (ii) the first payment date following the date that the funds in the such reserve have been reduced to $1,000,000; provided, however, the Pacific Center Borrower will only be obligated to make such monthly payment into the tenant improvement and leasing commissions reserve on any payment date on which the aggregate amount then on deposit in the reserve (excluding any lease termination payments) is below $2,500,000.

o Lock Box and Cash Management. The loan requires a hard lock box, which is already in place. The loan documents require the Pacific Center Borrower to direct tenants to pay their rents directly to a lender controlled hard lock box. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lender controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within one business day of receipt and that funds deposited in the lender-controlled account be swept on a daily basis into the Pacific Center Borrower's operating account unless an event of default is continuing or the debt service coverage ratio is less than 1.05x (a "DSCR Cash Management Period"). In the event that a DSCR Cash Management Period is continuing, the Pacific Center Borrower has the right to post a letter of credit in an amount equal to the portion of the then-outstanding principal of the loan such that the debt service coverage ratio of at least 1.05x would be maintained on the loan after repayment of the amount of such letter of credit. If an event of default is continuing or during a DSCR Cash Management Period, amounts in the lender-controlled account will be swept into another account controlled by lender and applied to pay debt service, operating expenses and any required reserves under the loan documents. At any time during the continuance of an event of default, lender may apply any sums then held pursuant to the cash management agreement to the payment of the debt. Additionally, if a DSCR Cash Management Period is continuing for two consecutive calendar quarters, lender may use the additional cash collateral to purchase defeasance eligible collateral and apply the proceeds of such collateral to pay a portion of the monthly payments due under the Pacific Center Loan each month.

o Property Management. MPLP, an affiliate of the Pacific Center Borrower, is the property manager for the Pacific Center Property. The lender may replace the property manager if (i) an event of default occurs and not cured, (ii) a bankruptcy of MPLP occurs, (iii) the maturity date has occurred and the loan is not repaid or (iv) the property manager defaults under the property management agreement. Thereafter, the Pacific Center Borrower may not enter into any agreement relating to the management of the Pacific Center Property without the express written consent of lender and the rating agencies. The management fee is equal to 3.0% of all rent and other income collected from tenants at the Pacific Center Property. Leasing commissions are payable separately based on a fixed schedule. MPLP contracts out certain services to an affiliated subcontractor pursuant to a services subcontract that is terminable by either party on 30 days' notice.

o Mezzanine or Subordinate Indebtedness. There is currently no mezzanine or subordinate indebtedness. The loan documents permit MPI, MPLP or any entity holding any direct or indirect interests in MPI or MPLP, to pledge their indirect ownership interests in the Pacific Center Borrower (but not the foreclosure thereon) to any permitted institutional transferee providing a corporate line of credit or other financing to MPI, MPLP or any entity holding any direct or indirect interests in MPI or MPLP, so long as the indirect interests in the Pacific Center Borrower that are pledged as collateral comprise no more than 33% of the total value of the collateral for such line of credit or other financing, and provided that
      (i) no default has occurred and remains uncured and (ii) the lender has received payment of, or reimbursement for, all costs and expenses incurred by lender in connection with such pledges (including, but not limited to, reasonable attorneys' fees and costs and expenses of the rating agencies).

o Terrorism Insurance. The loan documents require the Pacific Center Borrower to maintain terrorism insurance. The Pacific Center Property has terrorism coverage as part of its sponsor's blanket all-risk property coverage. The loan documents provide that if "certified acts of terrorism," as identified by the United States Government, are excluded from Pacific Center Borrower's comprehensive all risk insurance policy or business income coverage, the borrower is required to obtain an endorsement to such policies, or separate policies, insuring against all such "certified acts of terrorism" ("Terrorism Acts"), at the borrower's option, either (A) in an amount not less than $360,000,000 on an aggregate basis covering the Pacific Center Property and all other properties owned by MPLP or its affiliates as of the closing date of the Pacific Center Loan and providing for a deductible not exceeding $1,000,000 or (B) in a total amount not less than $410,000,000 on an aggregate basis covering the Pacific Center Property and all other properties owned by MPLP or its affiliates as of the closing date of the Pacific Center Loan and providing for a deductible of not in excess of 5% of the full replacement value of the Pacific Center Property; in either case, provided that the endorsement or policy is (x) in form and substance reasonably satisfactory to lender; and (y) non-cancelable (to the extent such non-cancelable insurance is available in the marketplace) (insurance meeting such requirements being referred to herein as "Full Coverage"). Notwithstanding the requirements stated above, in the event that Full Coverage is not available at a cost of 200% of the aggregate amount of the "all risk" insurance premiums payable with respect to the Pacific Center Property and all other properties owned by MPLP or its affiliates for the last policy year adjusted annually by the Consumer Price Index (such amount, the "Terrorism Insurance Cap"), then Pacific Center Borrower is required to purchase insurance covering Terrorism Acts at the Pacific Center Property in an amount equal to the greatest amount of coverage obtainable at a per annum cost of the Terrorism Insurance Cap. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates" in the Prospectus Supplement.

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - MONTEHIEDRA TOWN CENTER
--------------------------------------------------------------------------------


                       Property Information                                        Mortgage Loan Information
Number of Mortgaged Real Properties                           1   Originator                                            GSCMC
Location (City/State)                     San Juan, Puerto Rico   Cut-off Date Principal Balance                 $120,000,000
Property Type                                            Retail   Cut-off Date Principal Balance PSF/Unit             $222.02
Size (sf)                                               540,490   Percentage of Initial Mortgage Pool Balance            3.3%
Percentage Leased as of May 15, 2006                      98.3%   Number of Mortgage Loans                                  1
Year Built                                                 1994   Type of Security                                 Fee Simple
Appraisal Value                                    $151,000,000   Mortgage Rate                                        6.040%
Underwritten Occupancy                                    98.3%   Original Term to Maturity (Months)                      120
Underwritten Revenues                               $14,875,445   Original Amortization Term (Months)           Interest Only
Underwritten Total Expenses                          $4,115,081   Cut-off Date LTV Ratio                                79.5%
Underwritten Net Operating Income (NOI)             $10,760,364   LTV Ratio at Maturity                                 79.5%
Underwritten Net Cash Flow (NCF)                    $10,439,408   Underwritten DSCR on NOI                              1.46x
                                                                  Underwritten DSCR on NCF                              1.42x


o The Loan. The mortgage loan (the "Montehiedra Town Center Loan") is evidenced by a note in the original principal amount of $120,000,000 and is secured by first mortgages encumbering one regional shopping center with five anchors located in San Juan, Puerto Rico (the "Montehiedra Town Center Property"). The Montehiedra Town Center Loan was originated on June 9, 2006 by Goldman Sachs Commercial Mortgage Capital, L.P. and was subsequently purchased by Goldman Sachs Mortgage Company. The Montehiedra Town Center Loan had an original principal balance and has an outstanding principal balance as of the cut-off date of $120,000,000 and an interest rate of 6.04%. The Montehiedra Town Center Loan represents approximately 3.3% of the initial mortgage pool balance. The proceeds of the Montehiedra Town Center Loan were used to refinance existing debt on the Montehiedra Town Center Property.

      The Montehiedra Town Center Loan had an initial term of 120 months and has a remaining term of 120 months. The loan documents require payments of interest only during the term of the loan. The scheduled maturity date is the payment date in July 2016. Voluntary prepayment of the Montehiedra Town Center Property Loan is prohibited prior to March 8, 2016. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of the securitization closing date (or, if the Montehiedra Pari Passu Advance has been made the defeasance lockout period, at the option of the holder of the Montehiedra Pari Passu Advance, will extend until after the first payment date following the earlier to occur of the third anniversary of the origination of the Montehiedra Pari Passu Advance and the second anniversary of the securitization of both the Montehiedra Pari Passu Advance and the Montehiedra Town Center Loan). See "--Future Montehiedra Pari Passu Advance" below.

o The Property. The Montehiedra Town Center Property is an approximately 540,490 sf regional shopping center with five anchors and approximately 85 in-line retail shops and restaurants. The Montehiedra Town Center Property opened in 1994 and is located in San Juan, Puerto Rico. The San Juan, Guaynabo, and Trujilo municipalities of the greater San Juan metropolitan area make up the Montehiedra Town Center Property's primary trade area. In these three respective municipalities there are more than 500,000 residents. The San Juan metropolitan area, as a whole, has the highest population density and the highest income distribution on the island.

      The Montehiedra Town Center Property is anchored by K-Mart (approximately 135,333 sf), The Home Depot (approximately 110,241 sf), Marshalls (approximately 52,460 sf), Caribbean Theaters (approximately 50,000 sf) and Tiendas Capri (approximately 32,634 sf). The Montehiedra Town Center Property's in-line space totals approximately 159,822 sf with approximately 85 in-line tenants.

      The Montehiedra Town Center Property is approximately 98.3% leased (including the anchor spaces), with actual occupancy as of May 15, 2006 of approximately 96.9% with a variety of local and national tenants. Macaroni Grill, Footlocker, Bostonian, and GNC are among the retailers occupying the in-line space at the Montehiedra Town Center Property. Sales psf for mall shop tenants (with less than 10,000 sf) is approximately $420 based upon March 2006 T-12 Sales. Occupancy costs based on underwritten rent and recoveries at this sales level would be approximately 11.3% for such tenants.

      The following table presents certain information relating to the major tenants at the Montehiedra Town Center Property.

      Ten Largest Retail Tenants Based On Annualized Underwritten Base Rent


                                                                                           Annualized            % of Total
                                                                                          Underwritten    Annualized Underwritten
Tenant Name                  Credit Rating (Fitch/MIS/S&P)(1)   Tenant NRSF   % of NRSF    Base Rent             Base Rent
--------------------------   --------------------------------   -----------   ---------   -------------   -----------------------
K-Mart                                  BB/NR/BB+                   135,333      25.0%       $1,455,389           14.2%
The Home Depot                          AA/Aa3/AA                   110,241      20.4         1,261,157           12.3
Marshalls                                NR/A3/A                     52,460       9.7           944,280            9.2
Tiendas Capri                           NR/NR/NR                     32,634       6.0           489,510            4.8
Caribbean Theatres (2)                  NR/NR/NR                     50,000       9.3           402,500            3.9
Romano's Macaroni Grill(3)            BBB+/Baa2/BBB                   7,000       1.3           168,000            1.6
Marianne                                NR/NR/NR                      5,385       1.0           161,550            1.6
Chili's Grill and Bar                 BBB+/Baa2/BBB                   6,370       1.2           153,100            1.5
Pacific Sunwear                         NR/NR/NR                      4,374       0.8           144,342            1.4
Johnny Rockets (4)                      NR/NR/NR                      2,538       0.5           129,637            1.3
                                                                -----------   ---------   -------------   -----------------------
Ten Largest Tenants                                                 406,335      75.2%       $5,309,465           51.9%
Remaining Tenants                                                   124,764      23.1         4,916,102           48.1
Vacant Spaces                                                         9,391       1.7                 0            0.0
                                                                -----------   ---------   -------------   -----------------------
Total Tenants                                                       540,490     100.0%      $10,225,567          100.0%
                                                                ===========   =========   =============   =======================


                              Annualized
                             Underwritten
                              Base Rent
Tenant Name                  ($ per NRSF)   Lease Expiration
--------------------------   -------------  ----------------
K-Mart                         $10.75          4/30/2023
The Home Depot                 $11.44          4/30/2023
Marshalls                      $18.00          1/31/2014
Tiendas Capri                  $15.00          8/31/2015
Caribbean Theatres (2)          $8.05          4/30/2021
Romano's Macaroni Grill(3)     $24.00          11/3/2026
Marianne                       $30.00          3/31/2016
Chili's Grill and Bar          $24.03          6/30/2024
Pacific Sunwear                $33.00          12/31/2012
Johnny Rockets (4)             $51.08          6/30/2016
                             -------------
Ten Largest Tenants            $13.07
Remaining Tenants              $39.40
Vacant Spaces                   $0.00
                             -------------
Total Tenants                  $19.25
                             =============


(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2) Caribbean Theatres is paying ground rent of $402,500 per annum. The improvements are not part of the collateral.

(3)   Tenant has executed a lease, but has not yet taken occupancy.

(4) This lease is currently out for signature, but has not been executed. We cannot assure you that it will in fact be executed.

      The following table presents certain information relating to the lease rollover schedule at the Montehiedra Town Center Property:

                          Lease Expiration Schedule (1)


                                                                                     % of Total     Annualized
                                                                      Annualized     Annualized    Underwritten
                            Expiring       % of      Cumulative of   Underwritten   Underwritten    Base Rent
Year Ending December 31,   Owned NRSF   Total NRSF     Total NRSF      Base Rent      Base Rent    ($ per NRSF)
------------------------   ----------   ----------   -------------   ------------   ------------   ------------
2006                          21,715        4.0%           4.0%          $792,998         7.8%        $36.52
2007                          18,607        3.4            7.5%           481,695         4.7         $25.89
2008                           4,587        0.8            8.3%           203,510         2.0         $44.37
2009                           6,661        1.2            9.5%           340,825         3.3         $51.17
2010                          14,060        2.6           12.1%           554,416         5.4         $39.43
2011                           2,458        0.5           12.6%            83,572         0.8         $34.00
2012                           9,329        1.7           14.3%           315,842         3.1         $33.86
2013                           3,397        0.6           15.0%           133,540         1.3         $39.31
2014                          64,194       11.9           26.8%         1,392,052        13.6         $21.69
2015                          51,792        9.6           36.4%         1,325,753        13.0         $25.60
2016 and Thereafter (2)      334,299       61.9           98.3%         4,601,364        45.0         $13.76
Vacant                         9,391        1.7          100.0%                 0         0.0          $0.00
Total                        540,490      100.0%                      $10,225,567       100.0%        $19.25


(1)   Calculated based on approximate square footage occupied by each tenant.

(2) Includes $402,500 of ground rent that Caribbean Theatres is paying on 50,000 sf.

o The Borrower. The borrower is Vornado Montehiedra Acquisition L.P., a single-purpose, single-asset entity. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the Montehiedra Town Center Loan. The borrower under the Montehiedra Town Center Loan is indirectly owned by Vornado Realty L.P. Vornado Realty L.P. is the indemnitor of certain environmental obligations under the Montehiedra Town Center Loan.

o Escrows. The loan documents provide for certain escrows of real estate taxes, insurance, capital expenditures, tenant improvement allowances and leasing commissions and any tenant lease termination payments received by the borrower to be funded during a Montehiedra Cash Trap Period. A "Montehiedra Cash Trap Period" means any period commencing as of the end of any fiscal quarter in which the net operating income of the Montehiedra Town Center Property for the prior twelve-month period is less than 85% of the net operating income at origination and terminating as of the end of the second consecutive fiscal quarter in which the net operating income of the Montehiedra Town Center Property for the prior twelve-month period is at least equal to 85% of the net operating income at origination; provided, however, that if a Montehiedra Cash Trap Period would be in effect, the borrower may deliver to the lender a guarantee of Vornado Realty, L.P. (if, among other requirements, its net worth remains at least $500,000,000 at all times the guarantee is in place) or a letter of credit in an amount equal to the difference between 85% of the net operating income at origination and net operating income at the conclusion of the twelve-month period. In that case, no Montehiedra Cash Trap Period will be deemed to have commenced.

o Lock Box and Cash Management. The Montehiedra Town Center Loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to such lender controlled hard lockbox, which amounts are then swept into a borrower-controlled account, unless a Montehiedra Cash Trap Period or event of default under the loan documents exists. During a Montehiedra Cash Trap Period if no event of default has occurred and is continuing, amounts in the lockbox account will be applied to pay any required reserves, to pay the scheduled monthly debt service payment and all other amounts due under the Montehiedra Town Center Loan, to pay to the borrower all budgeted expenses (and capping the fees paid to the manager at 4% of operating income) and then to the borrower.

o Property Management. The Montehiedra Town Center Property is currently managed by Berenson Associates, Inc., a Massachusetts corporation, pursuant to a management agreement. The property manager is entitled to a management fee of 4% of the rental income for the Montehiedra Town Center Property. In addition, the property manager is entitled to a leasing commission of $1 per rentable square foot for any leasing transaction of 10,000 sf or more, plus certain travel expenses. The lender has the right to require the borrower to replace the manager if a monetary event of default has occurred and is continuing, upon manager becoming insolvent and during the continuance of any material default on the part of manager under the related management agreement beyond any applicable notice and cure period.

o     Mezzanine or Subordinate Indebtedness. Not permitted.

o Future Montehiedra Pari Passu Advance. The borrower is permitted under the loan documents at any time on or prior to June 9, 2011 to receive an additional pari passu advance (the "Montehiedra Pari Passu Advance") from any qualified institutional lender (the "Pari Passu Advance Lender") which will be evidenced by a note and secured by a mortgage on the existing collateral and future planned expansion improvements at the borrower's option, within the main "mall" portion of the Montehiedra Town Center Property and on approximately 4.1 acres of land adjacent thereto or on one of two adjacent parcels (the "Expansion Improvements"). The Montehiedra Pari Passu Advance will be in an aggregate amount equal to the lesser of
      (i) $35,000,000 and (ii) nine (9) times the expected increase (based on executed leases) in net operating income as a result of the Expansion Improvements (or a lesser amount requested by borrower). The Montehiedra Pari Passu Advance is required to be pari passu in right of payment with the Montehiedra Town Center Loan.

      The Montehiedra Pari Passu Advance is required to have a fixed rate of interest and be coterminous with the Montehiedra Town Center Loan. The Pari Passu Advance Lender is required to enter into a co-lender agreement with the lender that is reasonably acceptable to the lender and the Pari Passu Advance Lender in their respective good faith business judgment, which provides, among other things, for pro rata payments and acceptable control and cooperation provisions; it being understood that control of servicing, consents, approvals, foreclosure, workout and/or other disposition and/or realization of the Montehiedra Town Center Loan must be vested in the holder of the Montehiedra Town Center Loan.

      The borrower's right to receive the Montehiedra Pari Passu Advance is subject to, among others, the satisfaction of the following conditions:
      (a) no event of default shall have occurred and be continuing on the funding date of the Montehiedra Pari Passu Advance, (b) the borrower has delivered evidence reasonably satisfactory to the lender that all of the Expansion Improvements have been constructed, improved and completed in compliance with all applicable legal requirements, (c) the lender has received estoppel letters from tenants occupying, in the aggregate, not less than 75% of the aggregate rentable square feet in the Expansion Improvements and paying, in the aggregate, not less than 75% of the rent generated pursuant to leases for the Expansion Improvements, (d) at the time of the Montehiedra Pari Passu Advance, the debt service coverage ratio for the Expansion Parcel is not less than 1.60x (however, if this condition is not satisfied but all other conditions are satisfied, then the amount of the Montehiedra Pari Passu Advance will be reduced to the maximum amount satisfying this condition), (e) the debt service coverage ratio for the Montehiedra Town Center Property (including the Expansion Parcel) is not less than 1.50x (however, if this condition is not satisfied but all other conditions are satisfied, then the amount of the Montehiedra Pari Passu Advance will be reduced to the maximum amount satisfying this condition), (f) the Montehiedra Pari Passu Advance does not exceed 75% of the appraised value of the Expansion Parcel and improvements, and (g) aggregate loan-to-value ratio of the Montehiedra Town Center Loan and the Montehiedra Pari Passu Advance does not exceed 79%.

o Terrorism Insurance. The loan documents require the borrowers to maintain "all-risk" insurance, providing coverage for terrorism in an amount equal to the full replacement cost of the Montehiedra Town Center Property as well as business interruption insurance covering the 24-month period from the occurrence of a casualty until restoration (plus an extended period of indemnity for 12 months after restoration). The borrower must maintain such coverage to the extent that such coverage is commercially available for an annual premium of $50,000 or less (or such coverage as is available for such amount and acceptable to the lender). See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates" in the Prospectus Supplement.

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - THE STRIP
--------------------------------------------------------------------------------


                     Property Information                                       Mortgage Loan Information
Number of Mortgaged Real Properties                        1   Originator                                          GSCMC
Location (City/State)                     North Canton, Ohio   Cut-off Date Principal Balance                $92,328,510
Property Type                                         Retail   Cut-off Date Principal Balance PSF/Unit           $117.97
Size (sf)                                            782,611   Percentage of Initial Mortgage Pool Balance          2.6%
Percentage Leased as of March 31, 2006                  100%   Number of Mortgage Loans                                1
Year Built                                         1996-2003   Type of Security                               Fee Simple
Appraisal Value                                 $116,300,000   Mortgage Rate                                     5.8390%
Underwritten Occupancy                                 96.8%   Original Term to Maturity (Months)                    120
Underwritten Revenues                            $10,220,470   Original Amortization Term (Months)                   360
Underwritten Total Expenses                       $2,317,075   Cut-off Date LTV Ratio                              79.4%
Underwritten Net Operating Income (NOI)           $7,903,395   LTV Ratio at Maturity                               67.2%
Underwritten Net Cash Flow (NCF)                  $7,697,668   Underwritten DSCR on NOI                            1.21x
                                                               Underwritten DSCR on NCF                            1.18x


o The Loan. The mortgage loan ("The Strip Loan") is evidenced by a note in the original principal amount of $92,600,000 and is secured by a first mortgage encumbering a class A anchored retail center located in North Canton, Ohio ("The Strip Property"). The Strip Loan was originated by Goldman Sachs Commercial Mortgage Capital, L.P. and was subsequently purchased by Goldman Sachs Mortgage Company. The Strip Loan was originated on April 5, 2006 and represents approximately 2.6% of the initial mortgage pool balance. The note evidencing The Strip Loan had an original balance of $92,600,000, has an outstanding principal balance as of the cut-off date of $92,328,510 and an interest rate of 5.839%. The proceeds of The Strip Loan were used to refinance existing debt on The Strip Property.

      The Strip Loan has an initial term of 120 months and has a remaining term of 117 months. The Strip Loan amortizes based on a 360-month amortization schedule. The scheduled maturity date is the payment date in April 2016. Voluntary prepayment of The Strip Loan is prohibited until the payment date in October 2015. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of the securitization closing date.

o The Property. The Strip Property is a 782,611 sf anchored retail center located in North Canton, Ohio. The Strip Property was constructed by Robert Stark in 1996-2003 and covers approximately 96 acres. The Strip Property is 100% occupied with major tenants including Wal-Mart (149,429
      sf), Lowe's (130,497 sf), Giant Eagle (90,854 sf) and approximately 30 other nationally recognized big box retailers including Best Buy, Borders and Bed, Bath & Beyond. For year end 2005, sales for Bed, Bath & Beyond and Marshalls are $253 psf and $180 psf respectively. Occupancy costs at this sales level would be approximately 6.5% and 9.4% for Bed, Bath & Beyond and Marshalls, respectively. For year end 2005, sales for Old Navy were $562 psf with occupancy costs of approximately 3.6%. For trailing twelve months as of November 2005, sales for Giant Eagle were $352 psf with occupancy costs of approximately 3.6%. For year end 2005, sales for Cinemark were $442,974 per screen. The Strip Property is 14 miles south of the Akron CBD and four miles north of the Canton CBD. According to the appraisal, the Canton-Massillon MSA has a population of 408,707 and there are approximately 106,247 people within a 5-mile radius of The Strip Property. The average household income within the 5-mile radius is approximately $73,784.

      The following table presents certain information relating to the major tenants at The Strip Property:

      Ten Largest Retail Tenants Based On Annualized Underwritten Base Rent


                                                                                     Annualized        % of Total
                              Credit Rating (Fitch/Moody's/   Tenant                Underwritten  Annualized Underwritten
Tenant Name                              S&P) (1)              NRSF     % of NRSF   Base Rent          Base Rent
---------------------------   -----------------------------   -------   ---------   ------------  -----------------------
Cinemark USA (Tinseltown)              NR/Caa1/B+              66,338       8.5%        $916,791         10.7%
Giant Eagle                             NR/NR/NR               90,854      11.6          844,942          9.9
Best Buy Stores                      BBB+/Baa2/BBB             42,496       5.4          808,699          9.5
Wal-Mart                               AA/Aa2/AA              149,429      19.1          763,582          8.9
Lowe's                                  A+/A2/A+              130,497      16.7          759,493          8.9
Borders                                 NR/NR/NR               30,000       3.8          549,900          6.4
Bed, Bath & Beyond                     NR/NR/BBB               40,000       5.1          484,000          5.7
Marshalls                               NR/A3/A                32,946       4.2          441,476          5.2
Sofa Express                            NR/NR/NR               26,625       3.4          371,951          4.3
Babies R Us                           CCC/Caa2/B-              42,296       5.4          359,939          4.2
                                                              -------   ---------   ------------  -----------------------
Ten Largest Owned Tenants                                     651,481      83.2%      $6,300,773         73.6%
Remaining Owned Tenants(2)                                    131,130      16.8        2,254,393         26.4
Vacant Spaces (Owned Space)                                         0       0.0                0          0.0
                                                              -------   ---------   ------------  -----------------------
Total All Owned Tenants(2)                                    782,611     100.0%      $8,555,166        100.0%
                                                              =======   =========   ============  =======================


                               Annualized
                              Underwritten
                               Base Rent
Tenant Name                    (per NRSF)   Lease Expiration
---------------------------   ------------  ----------------
Cinemark USA (Tinseltown)       $13.82          8/1/2017
Giant Eagle                      $9.30          12/1/2016
Best Buy Stores                 $19.03          1/1/2021
Wal-Mart                         $5.11         10/25/2016
Lowe's                           $5.82          11/1/2016
Borders                         $18.33          10/1/2011
Bed, Bath & Beyond              $12.10          2/1/2012
Marshalls                       $13.40          11/1/2009
Sofa Express                    $13.97          7/1/2007
Babies R Us                      $8.51          11/1/2011
                              ------------
Ten Largest Owned Tenants        $9.67
Remaining Owned Tenants(2)      $17.19
Vacant Spaces (Owned Space)      $0.00
                              ------------
Total All Owned Tenants(2)      $10.93
                              ============


(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Includes ground rent attributable to eight ground leases.

      The following table presents certain information relating to the lease rollover schedule at The Strip Property:

                          Lease Expiration Schedule (1)


                                                                                    % of Total     Annualized
                                                                     Annualized     Annualized    Underwritten
                           Expiring       % of      Cumulative of   Underwritten   Underwritten    Base Rent
Year Ending December 31,     NRSF      Total NRSF    Total NRSF     Base Rent(2)     Base Rent     (per NRSF)
------------------------   ---------   ----------   -------------   ------------   ------------   ------------
2006                               0      0.0%           0.0%                 $0        0.0%           $0.00
2007                          55,445      7.1            7.1%            986,248       11.5           $17.79
2008                          25,000      3.2           10.3%            323,000        3.8           $12.92
2009                          37,531      4.8           15.1%            690,184        8.1           $18.39
2010                           6,700      0.9           15.9%            115,709        1.4           $17.27
2011                          72,296      9.2           25.2%            909,839       10.6           $12.58
2012                          47,500      6.1           31.2%            634,000        7.4           $13.35
2013                           9,500      1.2           32.5%            198,125        2.3           $20.86
2014                               0      0.0           32.5%                  0        0.0            $0.00
2015                               0      0.0           32.5%                  0        0.0            $0.00
2016 & thereafter            528,639     67.5          100.0%          4,698,061       54.9            $8.89
Vacant                             0      0.0          100.0%                  0        0.0            $0.00
                           ---------   ----------                   ------------   ------------   ------------
Total                        782,611    100.0%                        $8,555,166      100.0%          $10.93
                           =========   ==========                   ============   ============   ============


(1)   Calculated based on approximate square footage occupied by each tenant.

(2)   Includes ground rent attributable to eight ground leases.

o The Borrower. The borrower is The Strip Delaware LLC, a single-purpose, single-asset entity. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of The Strip Loan. The borrower is indirectly owned by 540 Investment Company Limited Partnership ("540 Partnership") and Stark Family Holdings, LLC ("Stark"), which are the guarantors of the non-recourse carve-outs under The Strip Loan.

o Escrows. At origination, the borrower deposited $388,361 into a lease escrow reserve account in connection with a dispute between tenant Giant Eagle and the borrower regarding historical reimbursement charges. The reserve will be released when the lender receives, among other things, a letter of estoppel from Giant Eagle that the dispute has been settled and resolved. In addition, the loan documents provide for certain escrows for certain replacements or repairs to The Strip Property required to be made by the borrower, when such replacements or repairs are not made within the specified repair period. The loan documents also provide for certain escrows of taxes and insurance if the borrower fails to deliver evidence of payment of the taxes and insurance and tenant termination fees if such fees are paid in connection with the cancellation or termination of any lease.

o Lock Box and Cash Management. The Strip Loan contains a springing lock box. Upon the occurrence of a Strip Lockbox Event, the borrower will be required to (a) direct the tenants to pay their rents directly to a lender-controlled lockbox account and (b) deposit all operating income paid to or received directly by the borrower (other than tenant security deposits required to be held in escrow accounts) into the lockbox account within one business day after receipt. Unless an event of default under the loan documents has occurred, all funds in the lockbox account after payment of the monthly debt service payment, any required reserves and budgeted operating expense will be swept to a borrower controlled account. After the occurrence and during the continuation of an event of default, all amounts in the lockbox account will be held as additional collateral for The Strip Loan. A "Strip Lockbox Event" means (i) an event of default under the loan documents, (ii) a KeyBank Event or (iii) the commencement of a Strip Sweep Period. A "KeyBank Event" is (A) the existence of an event of default under certain loan agreements between the 540 Partnership and Stark and KeyBank National Association ("KeyBank"), under which they have each pledged their right to economic distributions from their respective subsidiary, and (B) a change of control of Stark or 540 Partnership wholly or partly in satisfaction of their respective KeyBank loan to any person other than KeyBank or any other institutional lender and the new controlling person of either Stark or 540 Partnership has not obtained approval by the lender. A "Strip Sweep Period" is a period from and after the 1st day of the quarter following the quarter during which the net operating income was less than $6,567,695 on an annualized basis, until the last day of the 2nd of any two consecutive quarters thereafter during each of which quarter the net operating income was equal to or greater than $6,567,695 on an annualized basis.

o Property Management. The Strip Property is currently managed by Robert L. Stark Enterprises, Inc., an affiliate of the borrower, pursuant to a management agreement. The lender may cause The Strip Borrower to terminate the management agreement during the continuance of an event of default under the loan documents, within ninety (90) days after lender has acquired title to the property through foreclosure or other similar transaction, during the continuance of a default by manager under the management agreement if the default would result in a material adverse effect on the value of the property, or in the event of certain insolvency events with respect to the manager. The contractual management fee is equal to 5% of the gross amount of payments due as base rent, overage rent or percentage rent, together with all monies derived from the parking facilities of The Strip Property. In addition, the leasing fee for all leases of 20,000 sf or less is 6% of the first $1,500,000 of fixed minimum rent and 4% thereafter required to be paid pursuant to each such lease; for all leases between 20,000 and 50,000 sf, the leasing fee is $4.00 psf; and for all leases in excess of 50,000 sf, the leasing fee is $3.50 psf.

o Mezzanine or Subordinate Indebtedness. Not permitted. However, each of Stark and 540 Partnership have revolving loans with KeyBank. Neither Stark nor 540 Partnership are permitted to pledge their interests in the borrower to secure this debt.

o Terrorism Insurance. The loan documents require that the commercial property and business income and extra expense insurance policies required to be maintained by borrower provide coverage for perils of terrorism and acts of terrorism in an amount equal to 100% of the replacement cost of The Strip Property and 100% of the projected gross income from The Strip Property for a period of 18 months, plus an extended period of indemnity for 18 months after restoration. The borrower is permitted to maintain such coverage through a blanket policy provided the blanket policy in each case provides not less than the protection that would be provided under separate policies covering only The Strip Property. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates" in the Prospectus Supplement.

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - JOHNSON MEDICAL OFFICE PORTFOLIO
--------------------------------------------------------------------------------


                   Property Information                                       Mortgage Loan Information
Number of Mortgaged Real Properties                     13      Originator                                      GSCMC
Location (City/State)                              Various      Cut-off Date Principal Balance            $91,730,000
Property Type                                       Office      Cut-off Date Principal Balance PSF/Unit       $116.47
Size (sf)                                          787,586      Percentage of Initial Mortgage Pool Balance      2.5%
Percentage Leased as of May 23, 2006                  100%      Number of Mortgage Loans                            1
Year Built                                         Various      Type of Security                 Fee Simple/Leasehold
Appraisal Value                               $142,801,000      Mortgage Rate                                   6.02%
Underwritten Occupancy                               95.0%      Original Term to Maturity (Months)                120
Underwritten Revenues                          $15,109,542      Original Amortization Term (Months)     Interest Only
Underwritten Total Expenses                     $5,081,726      Cut-off Date LTV Ratio                          64.2%
Underwritten Net Operating Income (NOI)        $10,027,816      LTV Ratio at Maturity                           64.2%
Underwritten Net Cash Flow (NCF)                $9,477,268      Underwritten DSCR on NOI                        1.79x
                                                                Underwritten DSCR on NCF                        1.69x

o The Loan. The mortgage loan (the "Johnson Medical Office Portfolio Loan") is evidenced by a note in the original principal amount of $91,730,000 and is secured by first mortgages encumbering thirteen medical office properties located in five states (the "Johnson Medical Office Portfolio Properties"). The Johnson Medical Office Portfolio Loan was originated on May 31, 2006 by Goldman Sachs Commercial Mortgage Capital, L.P. and subsequently purchased by Goldman Sachs Mortgage Company. The Johnson Medical Office Portfolio Loan had an original principal balance and has a principal balance as of the cut-off date of $91,730,000 and an interest rate of 6.02%. The Johnson Medical Office Portfolio Loan represents approximately 2.5% of the initial mortgage pool balance. The proceeds of the Johnson Medical Office Portfolio Loan were used to refinance existing debt on the Johnson Medical Office Portfolio Properties.

      The Johnson Medical Office Portfolio Loan has an initial term of 120 months and has a remaining term of 119 months. The loan documents require payments of interest only during the term of the loan. The scheduled maturity date is the payment date in June 2016. Voluntary prepayment, in whole or in part, of the Johnson Medical Office Portfolio Loan is prohibited prior to the second anniversary of the securitization closing date, but permitted thereafter subject to a yield maintenance charge. Defeasance, in whole or in part, with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the payment date in August 2008. See "Release of Collateral" below. Voluntary prepayment without payment of a yield maintenance charge or prepayment penalties permitted on each payment date after March 6, 2016.

o The Properties. The Johnson Medical Office Portfolio Properties consist of thirteen medical office properties located in five states Below is a description of the three largest loan properties by allocated loan amount.

      Sacred Heart Medical Office. Sacred Heart MOB is a Class A medical office building, consisting of 163,813 sf. Sacred Heart MOB serves as Sacred Heart Hospital's lobby, conference space and physicians offices. Sacred Heart Hospital was established in 1915 and is the dominant health care provider in Pensacola.

      Shelby Physicians Center. Shelby Physicians Center is a Class A medical office building consisting of 73,226 sf. The Shelby Physicians Center is primarily leased to the Baptist Health System. The System's major use in the building is an outpatient surgery center. The remaining portion of the building is leased to four physicians, with specialties including surgical, ENT and Urology.

      Cullman Medical Office I. Cullman Medical Office I is a Class A medical office building consisting of 80,478 sf. Cullman Medical Office I is primarily leased to Cullman Regional Medical Center. Cullman Regional Medical Center maintains an approximate 72% market share in its primary service area. The remaining portion of the building is home to the Cullman Pain Center, with specialties including primary care, surgery, pediatrics, ENT and a Urology group. Cullman Regional Medical Center is part of the Baptist Health System.

      The following table presents certain information relating to the Johnson Medical Office Portfolio Properties.

                                                  Allocated                                                     Ground    Fully
                                                   Loan     Year  Square              System       Ownership     Lease     Extended
     Property Name          City     State        Amount    Built Feet  Occupancy   Affiliation     Interest    Expiry     Expiry
     -------------          ----     -----        ------    ----- ----  ---------   -----------     --------    ------     ------
Sacred Heart MOB        Pensacola    Florida    $17,280,000 1999 163,813 100.0%     Ascension        Leasehold 8/1/2050   8/1/2060
Shelby Physicians       Alabaster    Alabama     9,300,000  2003 73,226  100.0      Baptist          Leasehold 3/28/2054 3/28/2074
Center
Cullman MOB I           Cullman      Alabama     9,110,000  1993 80,478  100.0      Baptist Health   Leasehold 2/28/2093 2/28/2093
                                                                                    System
Physicians Medical      Crestview    Florida     8,636,000  2001 71,704  100.0      Community        Fee          N/A       N/A
Plaza                                                                               Health Systems   Simple
Cullman MOB II          Cullman      Alabama     8,632,000  1997 71,280  100.0      Baptist Health   Leasehold 1/2/2096   1/2/2096
                                                                                    System
Wesley Medical Plaza    Hattiesburg              7,406,000  2003 41,884  100.0      Triad Hospitals  Leasehold 2/19/2102 2/19/2102
                                     Mississipi                                     Inc.
Emerald Coast           Destin       Florida     6,840,000  2003 55,602  100.0      Ascension        Leasehold 11/1/2078 11/1/2088
Physicians Plaza
Coosa Valley Medical    Sylacauga    Alabama     5,440,000  1999 42,774  100.0      Baptist Health   Leasehold 4/13/2049 4/13/2059
Plaza                                                                               System
Kingsport Medical       Kingsport    Tennessee   5,242,000  2004 56,648  100.0      Wellmont Health  Leasehold 4/27/2070 4/27/2090
Office Plaza                                                                        System
Carolina Medical Plaza  Columbia     South       4,300,000  2000 40,466  100.0      Palmetto Health  Fee          N/A       N/A
                                     Carolina                                       Alliance         Simple
The Women's Pavilion    Huntsville   Alabama     4,234,000  2003 47,596  100.0      Huntsville                 12/20/2057 12/20/2067
                                                                                    Healthcare       Leasehold
                                                                                    Authority        (Condo)
Coastal Carolina        Hardeeville  South       3,330,000  2004 27,565  100.0      Lifepoint        Leasehold 3/18/2064  3/18/2094
Medical Plaza                        Carolina                                       Hospitals, Inc.
Family Medicine South   Pelham       Alabama     1,980,000  1999 14,550  100.0      Tenet            Leasehold 11/15/2023 11/15/2043
                                                  ------          ----  ---------
Total / Average                                $91,730,000      787,586  100.0%
   Portfolio
                                                  ======          ====  =========

      The following table presents certain information relating to the major tenants at the Johnson Medical Office Portfolio Properties:

      Ten Largest Retail Tenants Based On Annualized Underwritten Base Rent

                                                                                    % of Total   Annualized
                                 Credit Rating                         Annualized   Annualized  Underwritten
                              (Fitch/Moody's/S&P)  Tenant      % of    Underwritten  Underwritten  Base Rent     Lease
        Tenant Name                   (1)            NRSF      NRSF     Base Rent    Base Rent   ($ per NRSF)  Expiration
        -----------                   ---            ----      ----     ---------   ---------   ------------  ----------
Baptist Health System              NR/NR/NR         90,289      11.5%  $1,639,654      13.6%       $18.16          (2)
Sacred Heart Hospital              NR/NR/NR        114,060      14.5    1,260,621      10.4        $11.05          (3)
Cullman Regional Medical
   Center                           NR/NR/NR         88,693      11.3    1,244,467      10.3        $14.03          (4)
Nemours Children -
   Pensacola                       NR/NR/NR         76,817       9.8      949,458       7.9        $12.36        3/1/2015
Hattiesburg Ambulatory
   Surgery                         NR/NR/NR         14,258       1.8      434,014       3.6        $30.44       11/1/2018
Huntsville Hospital                NR/NR/NR         34,358       4.4      416,623       3.4        $12.13      11/30/2018
Wesley Health Systems             BB-/B2/BB         27,626       3.5      407,233       3.4        $14.74       10/1/2015
Crestview Hospital
   Corporation                    NR/NR/BB-         17,650      2.2       340,998       2.8        $19.32       3/1/2013
Holston Medical Group              NR/NR/NR         22,936       2.9      339,912       2.8        $14.82       8/1/2014
Cullman Internal Medicine          NR/NR/NR         15,210       1.9      316,520       2.6        $20.81       8/1/2012
                                                     ----      ----     ---------   ---------   ------------
Ten Largest Tenants                                501,897      63.7%  $7,349,498      60.8%       $14.64
   Remaining Tenants                               285,689      36.3    4,741,319      39.2        $16.60
   Vacant                                                0       0.0            0       0.0         $0.00
                                                     ----      ----     ---------   ---------   ------------
Total All Tenants                                  787,586     100.0% $12,090,817   100.0%       $15.35
                                                     ====      ====     =========   =========   ============

(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2) Baptist Health System has five leases with two leases expiring on 1/14/2013 (27,613 sf), one lease expiring on 1/31/2015 (42,774 sf), one lease expiring on 5/31/2015 (1,612 sf) and one lease expiring on 1/14/2018 (18,290 sf).
(3) Sacred Heart Hospital has nine leases with one lease expiring on 5/31/2008 (2,538 sf), three leases expiring on 3/1/2015 (9,454 sf), one lease expiring on 4/1/2015 (972 sf), one lease expiring on 5/14/2015 (1,685 sf), one lease expiring on 6/1/2015 (86,996 sf), one lease expiring on 9/1/2015 (7,618 sf) and one lease expiring on 8/1/2018 (4,797 sf).
(4) Cullman Regional has seven leases with one lease that is month-to-month (664 sf), one lease expiring on 4/1/2008 (7,094 sf), two leases expiring on 8/1/2009 (7,468 sf), one lease expiring on 8/1/2012 (4,602 sf), one lease expiring on 2/1/2015 (40,981 sf) and one lease expiring on 4/1/2023 (27,884 sf).

      The following table presents certain information relating to the lease rollover schedule at the Johnson Medical Office Portfolio Properties:


                          Lease Expiration Schedule (1)

                                                                                                        Annualized
                                                                                       % of Total      Underwritten
                                                    Cumulative       Annualized        Annualized      Base Rent ($
                           Expiring    % of Total        of          Underwritten      Underwritten          per
Year ending December 31,      NRSF        NRSF       Total NRSF       Base Rent         Base Rent           NRSF)
------------------------      ----        ----       ----------       ---------         ---------           -----
2006                          664          0.1%          0.1%           $13,293             0.1%            $20.02
2007                        3,986          0.5           0.6%            93,406             0.8             $23.43
2008                       12,432          1.6           2.2%           231,067             1.9             $18.59
2009                       41,931          5.3           7.5%           823,691             6.8             $19.64
2010                       40,466          5.1          12.6%           823,305             6.8             $20.35
2011                       54,054          6.9          19.5%           658,378             5.4             $12.18
2012                       36,302          4.6          24.1%           755,445             6.2             $20.81
2013                       91,200         11.6          35.7%         1,790,134            14.8             $19.63
2014                       67,876          8.6          44.3%           955,952             7.9             $14.08
2015                      303,379         38.5          82.8%         3,732,930            30.9             $12.30
2016 & Thereafter         135,296         17.2         100.0%         2,213,217            18.3             $16.36
Vacant                          0          0.0         100.0%                 0             0.0              $0.00
                              ----        ----                        ---------         ---------           -----
Total                     787,586        100.0%                     $12,090,817           100.0%            $15.35
                              ====        ====                        =========         =========           =====

(1)   Calculated based on approximate square footage occupied by each tenant.

      Each of the Johnson Medical Office Portfolio Properties is leased in whole or in part by the affiliated hospital (the "Master Leased Space"). The Master Leased Space accounts for approximately 64.4% of the total net rentable square footage of the Johnson Medical Office Portfolio Properties. The Master Leased Space may be wholly or partially occupied by the hospital itself, partially sub-leased to affiliated health care providers, and/or partially held vacant for future medical users deemed complementary to the hospital operation by the affiliated hospital in its sole discretion. The borrowers have no approval rights with respect to sub-leases entered into by the hospital for the Master Leased Space, and the borrowers are not provided with copies of any such lease agreements. However, the hospital is obligated to pay rent on the full amount of the Master Leased Space through the respective lease term regardless of the specific uses or levels of occupancy of the Master Leased Space.

o The Borrowers. The borrowers are HCP Carolina Medical Plaza MOB LLC, Coastal Carolina MOB LLC, HCP Coosa MOB LLC, Cullman POB Partners I LLC, Cullman POB II LLC, Emerald Coast MOB LLC, HCP Family Medicine South MOB LLC, Hattiesburg Med Building LLC, Huntsville MOB LLC, Kingsport MOB LLC, HCP Shelby MOB LLC, SHHMOB Pensacola LLC and Crestview Med Building LLC, each a single-purpose, single-asset entity. Legal counsel to the borrowers have delivered a non-consolidation opinion in connection with the origination of the Johnson Medical Office Portfolio Loan. The borrowers under the Johnson Medical Office Portfolio Loan are 85% directly owned by Health Care Property Investors Inc. and 15% directly owned by Johnson Development, L.L.C. Health Care Property Investors Inc. is the guarantor of the non-recourse carve-outs under the Johnson Medical Office Portfolio Loan.

o Escrows. The loan documents provide for certain springing escrows for certain replacements or repairs to the Johnson Medical Office Portfolio Properties required to be made by the borrowers, when such replacements or repairs are not made within the specified repair period. The loan documents also provide for certain springing escrows of real estate taxes and insurance if the borrower fails to deliver evidence of payment thereof and an escrow for tenant cancellation or termination fees received.

o Lock Box and Cash Management. The Johnson Medical Office Portfolio Loan requires a hard lock box, which is already in place. The loan documents require the borrowers to direct tenants to pay their rents directly to such lender controlled hard lockbox, which amounts are then swept into a borrower-controlled account, unless a Johnson Sweep Period or event of default under the loan documents exists. Upon the occurrence of an event of default under the loan documents or a Johnson Sweep Period, all funds in the lockbox account each month will be applied to pay the lockbox bank fees, the scheduled monthly debt service, all required reserves, one-twelfth of each annual ground lease payment, all budgeted operating expenses and capital expenditures into an account from which the borrower is permitted to withdraw unless an event of default has occurred, and then to a reserve account that the borrower is permitted to withdraw from unless an event of default has occurred. A "Johnson Sweep Period" means any period during the continuance of an event of default under the Johnson Medical Office Portfolio Loan and/or any period commencing as of the end of any fiscal quarter in which the net operating income for the previous fiscal quarter is less than $8,523,643.60 (85% of the adjusted net operating income) and terminating as of the last day of the first subsequent occurrence of two consecutive fiscal quarters in which the net operating income is equal to or greater than $8,523,643.60 (85% of the adjusted net operating income).

o Property Management. The Johnson Medical Office Portfolio Properties are currently managed by Johnson Development, L.L.C., an Alabama limited liability company, pursuant to a management agreement. Under the loan documents, the property manager's fee for each of the Johnson Medical Office Portfolio Properties ranges from 4% to 5% of gross rental income for each such Johnson Medical Office Portfolio Property. The lender has the right to require the borrowers to replace any new manager if a monetary event of default has occurred and is continuing, the occurrence of certain insolvency events with respect to the manager, and/or such manager is in default under the related management agreement beyond any applicable notice and cure period. The property manager has subordinated its rights and fee to the liens of the mortgages.

o Ground Leases. Ten of the thirteen properties (83.7% by allocated loan amount) are located on hospital campuses and eleven of the Johnson Medical Office Portfolio Properties (85.9% by allocated loan amount) are interests in the improvements only. These eleven properties are subject to ground leases as provided in the above table. Including all extensions, no ground lease expires before 2043. Each ground lease imposes certain use restrictions, generally limiting activities that directly compete with the affiliated hospitals and ensuring that the properties continue to be utilized as professional medical office facilities.

o Release of Collateral. The Johnson Medical Office Portfolio Loan permits the release of any or all of the properties after the second anniversary of the securitization closing date, subject to the satisfaction of certain conditions, including, among others: (i)(a) either the prepayment of the related allocated loan amount for the related property to be released together with the applicable yield maintenance charge or (b) the delivery of defeasance collateral in an amount sufficient to make all scheduled payments on the defeased note in the amount of the allocated loan amount for the mortgaged property being released; (ii) in the case of a prepayment as set forth in clause (i)(a), the debt-service coverage ratio for the trailing 12-month period, after giving effect to the partial prepayment, is equal to the greater of 1.69x and the debt-service coverage ratio for the Johnson Medical Office Portfolio Loan, giving effect to the partial prepayment and (iii) in the case of a defeasance as set forth in clause (i)(b), the rating agencies have confirmed that the partial defeasance will not result in the reduction, withdrawal or qualification of the then current ratings on the certificates.

o     Mezzanine or Subordinate Indebtedness. Not permitted.

o Terrorism Insurance. The borrower is required to obtain coverage for terrorism (either as part of its "all-risk" policy or as a separate policy) in an amount equal to 100% of the full replacement cost of the Johnson Medical Office Portfolio Properties and 12 months of projected gross income from the Johnson Medical Office Portfolio Properties plus a 12-month period after restoration until ordinary course operations have resumed to the extent such coverage (a) is then being required to be obtained by institutional lenders holding mortgage liens on properties of similar type and quality and in a similar location to the Johnson Medical Office Portfolio Properties, or (b) is otherwise available for an annual premium of (or the amount of coverage that can be purchased for) a specified premium for each property, which, in the aggregate, is $20,042, as adjusted annually based on the Consumer Price Index (and taking into account any governmental credits or subsidies). See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates" in the Prospectus Supplement.

--------------------------------------------------------------------------------
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

Goldman Sachs                                              RBS Greenwich Capital